UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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System1, Inc.
(Name of Registrant as Specified in Its Charter)

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4235 Redwood Avenue
Los Angeles, California 90066
LETTER TO STOCKHOLDERS
, 2025
Dear Stockholder:
You are cordially invited to attend this year’s annual meeting of stockholders of System1, Inc. on Tuesday, June 10, 2025, at 11:00 a.m Pacific Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/SST2025 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.
Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you plan to attend the annual meeting, your vote is very important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
Sincerely yours,

MICHAEL BLEND
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

SYSTEM1, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2025

When	Tuesday, June 10, 2025 at 11:00 a.m Pacific Time		How to Vote in Advance
Where	Virtually at www.virtualshareholdermeeting.com/SST2025	By Mail	Complete, sign, date and return your proxy card or voting instruction form in the envelope provided
Proposal 1	Election of three nominees named in the proxy statement to serve as Class III directors on the Board of Directors. The Board of Directors recommends a vote “FOR” each nominee.	By Internet	You can vote your shares online at www.proxyvote.com
Proposal 2
Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. The Board of Directors recommends a vote “FOR.”
		By Phone	You can vote your shares by calling 1-800-690-6903
Proposal 3
Authorization of the Board to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-10 to 1-for-50. The Board of Directors recommends a vote “FOR.”

Proposal 4	Approval of an amendment to the 2022 Incentive Award Plan. The Board of Directors recommends a vote “FOR.”
Proposal 5	Approval of an amendment to the 2024 Stock Appreciation Rights Plan and the repricing of certain outstanding stock appreciation rights. The Board of Directors recommends a vote “FOR.”
Any other business which may properly come before the annual meeting or any adjournment or postponement. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.		Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:
Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on April 22, 2025. Each share of common stock is entitled to one vote per share.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2025
Date of Mailing	We intend to mail Proxy Materials on or about May 16, 2025.

This Proxy Statement and the proxy card are first being mailed to our stockholders on or about May 16, 2025. In accordance with Securities and Exchange Commission (“SEC”) rules, we are advising our stockholders of the Internet availability of our proxy materials related to our forthcoming Annual Meeting. Because we have elected to utilize the “full set delivery” of materials option, we are delivering paper copies of all of the proxy materials to all our stockholders, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available to our stockholders at https://ir.system1.com/financials/sec-filings/default.aspx. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, except for exhibits, will be furnished without charge to any of our stockholders upon written request to System1, Inc., 4235 Redwood Avenue, Los Angeles, California 90066 Attention: Corporate Secretary. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are also available on the SEC’s website at www.sec.gov.
SYSTEM1, INC.
BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL BLEND
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Los Angeles, California
Dated: , 2025

SYSTEM1, INC.
4235 Redwood Avenue
Los Angeles, California 90066
PROXY STATEMENT SUMMARY
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of System1, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about May 16, 2025. References in this Proxy Statement to the “Company,” “we,” “us,” “our,” and similar terms refer to System1, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2025 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2024. This Proxy Statement covers our 2024 fiscal year, which reflects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 2024.
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.
Our Annual Meeting

Date and Time	Tuesday, June 10, 2025 at 11:00 a.m Pacific Time	Place	Virtually at www.virtualshareholdermeeting.com/SST2025
Record Date	April 22, 2025	Who Can Vote
Only owners of record of the Company’s issued and outstanding Class A Common Stock and Class C Common Stock as of the close of business on April 22, 2025. Each share of Class A Common Stock and Class C Common Stock is entitled to one vote per share.

Number of Shares Outstanding as of Record Date
75,178,434 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and 18,703,676 shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C Common Stock” and, together with the Class A Common Stock, “Common Stock”)

At the Annual Meeting, the stockholders of the Company will be asked to vote on the five proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. Stockholders may submit questions by following the instructions available on the website for the Annual Meeting.

Item	Proposals	Board Vote Recommendations		Page No.
1	Election of three (3) Class III directors.	✓	FOR each director nominee	4
2	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year ending December 31, 2025.	✓	FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year ending December 31, 2025.	15
3	Authorization of the Board to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding Class A and Class C Common Stock by a ratio in the range of 1-for-10 to 1-for-50, inclusive.	✓	FOR authorization of the Board to amend the Company's amended and restated certificate of incorporation to effect a reverse stock split of all the Company's issued and Outstanding Class A and Class C Common Stock by a ratio of in the range of 1-for-10 to 1-for-50, inclusive.	35
4	Approval of an amendment to the 2022 Incentive Award Plan.	✓	FOR the approval of an amendment to the 2022 Incentive Award Plan	47
5	Approval of an amendment to the 2024 Stock Appreciation Rights Plan and the repricing of certain outstanding Stock Appreciation Rights.	✓	FOR approval of an amendment to the 2024 Stock Appreciation Rights Plan and the repricing of certain outstanding Stock Appreciation Rights and the Repricing	54
Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.
The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $25,000, plus out-of-pocket expenses, all of which would be paid by the Company.
Quorum Requirements
In order to constitute a quorum for the conduct of business at the Annual Meeting, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person, by remote communication or represented by proxy. Under Delaware law, shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Required Vote
Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the three Class III director nominees. Each share of our Common Stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors.
With respect to Proposals 2, 4 and 5, the approval of each proposal requires the affirmative vote of the holders of a majority of the votes cast on the matter (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal. You may vote “For”, “Against” or “Abstain” from voting on each of these proposals. Any shares of Class A Common Stock or Class C Common Stock that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to these proposals. With respect to Proposal 3, the approval of such proposal requires the affirmative vote of the majority of the Company's outstanding shares of capital stock entitled to vote on the proposal. Any shares of Class A Common Stock or Class C Common Stock that are not voted (whether by abstention or otherwise) will have the same effect as a vote against Proposal 3.
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. Broker non-votes, if any, and shares voted “Withhold” will have no effect on the election of directors. For proposal 3, abstentions from voting on Proposal 3 and broker non-votes will not be counted as votes cast, and accordingly, will have the same effect as a negative vote on Proposal 3. For each of the other proposals, broker non-votes and abstentions, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals. Proposal 2 regarding ratification of the appointment of our independent auditor is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of Class A Common Stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Class A Common Stock with respect to Proposals 1, 3, 4 and 5 unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have each been sent directly to you.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.
Emerging Growth Company Status
The Company qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and has elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

PROPOSAL 1: ELECTION OF THREE CLASS III DIRECTORS
✓    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW.
General
Our Board currently comprises nine (9) directors. Our amended and restated certificate of incorporation (our “Certificate of Incorporation”) provides for a classified Board consisting of three classes of directors. Class III currently consists of three (3) directors, each of whom has been nominated and is standing for re-election at the Annual Meeting. Class I and Class II also each currently consists of three (3) directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting following their election. Vacancies on our Board may be filled only by an affirmative vote of a majority of the directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board has nominated the three (3) individuals listed in the table below for election as Class III directors at the Annual Meeting. If our stockholders elect the nominees listed below, they will hold office until the annual meeting of stockholders in 2028 or until their successors have been duly elected and qualified. All nominees are currently serving on our Board and have consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for any nominees other than those named below.
If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by our Board. If for any reason any of these nominees proves unable or unwilling to stand for election or ceases to qualify to serve as a director, our Board will nominate an alternate or reduce the size of our Board to eliminate any resulting vacancies. Our Board has no reason to believe that any of the nominees would prove unable to serve if elected. Pursuant to the Shareholders Agreement dated January 27, 2022, certain individuals or entities who maintain ownership of a specified percentage of the outstanding Class A Common Stock may designate directors for election to the Board.
We seek directors with a broad range of qualifications, skills, and experience that would enhance Board effectiveness and strengthen our Board’s ability to carry out its oversight role on behalf of stockholders. As further described below, we consider diversity broadly when evaluating potential directors and may also consider factors such as a candidate’s relevant academic expertise and business or career experience, including experience in corporate management or as a board member or executive officer of another publicly traded company, to be relevant. In addition, we seek directors who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature, independent business judgments.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the three (3) Class III director nominees, Ryan Caswell, John Civantos and Tanmay Kumar. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of all the director nominees.

ELECTION OF THREE CLASS III DIRECTORS	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE

Information About Our Director Nominees
The following table and biographical information sets forth certain information the director nominees. Such information is current as of April 22, 2025. The information presented below for each director nominee includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business.

Name	Age	Position	Director Since
Ryan Caswell	42	Director	2024
John Civantos	57	Director	2022
Tanmay Kumar	36	Director	2023
Information About Our Board of Directors
Our nominees for election as directors at our Annual Meeting are all currently serving as members of our Board. Information about each such nominee is set forth in the section above titled “Information About Our Director Nominees” and is incorporated into this section by reference.

Name	Age	Term Expires	Position	Director Since
Michael Blend	57	2026	Chairman and Chief Executive Officer	2013
Caroline Horn	55	2026	Director	2022
Taryn Naidu	47	2026	Director	2023
Charles Ursini	49	2027	Director and President & Chief Operating Officer	2024
Moujan Kazerani	49	2027	Director	2022
Frank Martire Jr	77	2027	Director	2022
Michael Blend is System1’s co-founder and has served as System1’s chief executive officer since February 2021, and chairman of our Board of Directors (including our predecessor entities, OpenMail/S1 Holdco) since September 2013. Prior to System1, Mr. Blend was President/COO of Leaf Group Ltd., which he joined when Leaf Group acquired his data company, Hotkeys, in 2006. Prior to Hotkeys, Mr. Blend was vice president, corporate development for Jawbone from 2001 to 2003 and for Wedding Channel (acquired by The Knot) from 1999 to 2001. Mr. Blend currently serves on the board of directors of Wellful and the Stephenson Global Pancreatic Cancer Research Institute and has previously served on the board of directors of leading digital marketing and technology companies, including Dynata, Data Axle, among others. Mr. Blend was also the chairman of the board of Stuff Media from 2016 until it was acquired by iHeart Media in 2018. Mr. Blend was the EY National Entrepreneur of the Year for Media, Entertainment & Communications in 2018, together with System1’s other co-founder, Charles Ursini. Mr. Blend received his JD from The University of Chicago, and holds a bachelor’s degree in mathematics from Duke University. We believe Mr. Blend is qualified to serve on the System1 Board of Directors because of his extensive business and leadership experience in the digital advertising and technology industries.
Ryan Caswell has been a member of our Board of Directors since April 2024. Mr. Caswell has served as the President of Cannae Holdings, Inc. (NYSE: CNNE), a publicly traded holding company, since February 2023, and previously served as its Senior Vice President of Corporate Finance from September 2020 to February 2023. Mr. Caswell also previously served as a Managing Director and Partner of Trasimene Capital Management, LLC, Cannae Holdings’ external manager until March 2024. Mr. Caswell leads the sourcing, execution, and management of many of Cannae Holdings investments and portfolio companies. He currently serves, or has previously served, on the board of directors of multiple companies, including Amerilife, CorroHealth, FC Lorient, TripleTree Holdings and WineDirect, among others, and previously served on the Company’s Board from June to August 2023. Prior to joining Cannae Holdings, Mr. Caswell previously served as a Managing Director in the investment banking division at BofA Securities. Mr. Caswell received his bachelor of arts in economics from Stanford University. Mr. Caswell was nominated for appointment to the Board as one of Cannae Holdings’ two permitted designees to serve on the Company’s Board pursuant to the Shareholders Agreement. We believe Mr. Caswell is qualified to serve on the System1 Board because of his extensive leadership experience at public companies.

John Civantos has been a member of our Board of Directors since February 2022. Mr. Civantos has been a Senior Partner at Avance Investment Management since April 2022. From August 2020 to March 2022, Mr. Civantos served as Co-Head of Private Capital Group at MSD Partners, L.P. Prior to MSD Partners, Mr. Civantos served as a Managing Partner and was a member of the Investment Committee at Court Square Capital Partners, a U.S. middle market private equity firm, where he worked from April 2004 to March 2019. At Court Square Capital Partners, Mr. Civantos was primarily involved in the firm’s efforts investing in the Business Services and Technology sectors. Mr. Civantos received his BA from Duke University and his MBA from the Wharton School of the University of Pennsylvania. He also holds an M.A. in International Affairs from the Johns Hopkins School of Advanced International Studies. We believe Mr. Civantos is qualified to serve on the System1 Board of Directors because of his extensive financial and investing experience.
Tanmay Kumar has served as a member of our Board of Directors since August 2023. Mr. Kumar has over 12 years of investment and financial experience, and is currently an investment professional and Partner at Bridgeport Partners. Prior to Bridgeport Partners, Mr. Kumar was a Principal on the investment team at Motive Partners. Prior to Motive Partners, Mr. Kumar was an investment professional at Wafra, Inc., in the Alternative Investments Division. Prior to Wafra, Mr. Kumar was an investment professional at Phillips Academy Andover in the school’s Investment Office. Mr. Kumar serves as an advisor to Jiko Group, Inc., a technology company that owns and operates an OCC-chartered national bank and a registered broker-dealer. Mr. Kumar received a bachelor of arts in economics from New York University and is a CFA charterholder. We believe Mr. Kumar is qualified to serve on the System1 Board of Directors because of his extensive financial and investing experience.
Caroline Horn has served as a member of our Board of Directors since January 2022 in connection with the closing of the Business Combination. Ms. Horn has been a Partner of Andreessen Horowitz since April 2012 where she provides strategic advice to portfolio founders and CEOs on how to assess, hire, develop and retain the best executive talent. Additionally, Ms. Horn has served as an advisor at Strava since April 2014 where she provides strategic advice on hiring and people related issues. Previously, Ms. Horn served as an Executive Recruiting Manager and Executive Recruiter for Global Leadership for Google, Inc. (NYSE: GOOGL) from September 2004 to April 2012. Ms. Horn holds a bachelor’s degree in Anthropology from Dartmouth College. We believe Ms. Horn is qualified to serve on the System1 Board of Directors because of her leadership experience and expertise in company scaling and technology sectors.
Charles Ursini has been a member of our Board of Directors since April 2024. Mr. Ursini was a Co-Founder of the Company’s predecessor business, and currently serves as the Company’s President & Chief Operating Officer. Previously, Mr. Ursini served as the Company’s first chief executive officer from its initial founding as OpenMail in 2014 until 2019, and also served as a Director of OpenMail/S1 Holdco (the Company’s predecessor entities) until January 2022, when the Company’s business combination with Trebia Acquisition Corp. was consummated. Prior to System1, Mr. Ursini served in various roles at Leaf Group Ltd. (formerly Demand Media, Inc.) where he oversaw several business units including B.I., Analytics, Monetization & Optimization, and Demand Studios, and most recently held the position of Executive Vice President, Platforms. Prior to Leaf Group/Demand Media, Mr. Ursini was an analyst at Amazon, and started his career as a bond trader at Morgan Stanley and UBS. Mr. Ursini was the EY National Entrepreneur of the Year for Media, Entertainment & Communications in 2018, together with System1’s other co-founder, Michael Blend. Mr. Ursini received a BBA in Finance & Accounting from Washington State University and his MBA from the University of Southern California. We believe Mr. Ursini is qualified to serve on the System1 Board because of his substantial operational and executive experience in the digital advertising and technology industries. Mr. Ursini was nominated for appointment to the Board as one of the Management Founders’ two permitted designees to serve on the Company’s Board pursuant to the Shareholders Agreement.
Moujan Kazerani has been a member of our Board of Directors since January 2022. She has been a Founding Partner of Stibel Investments since co-founding it in December 2010, and Bryant Stibel since co-founding it in November 2013. Previously, Ms. Kazerani served as General Counsel, Chief Compliance Officer & Head of HR and Culture at Dun & Bradstreet Credibility Corporation and later as Leader of Global Corporate Strategy for D&B from September 2010 to July 2017. Prior to D&B, Ms. Kazerani served as General Counsel & Secretary at Zag.com which launched and merged with TrueCar, Inc. from November 2006 to September 2010, and advised on the company’s compensation and audit committees of the board. Ms. Kazerani started her career as a corporate associate at Gibson, Dunn & Crutcher LLP. Ms. Kazerani currently serves on the board of directors of Revenue.IO. She received her JD from The UCLA School of Law and holds a bachelor’s degree in psychology from U.C. Berkeley. We believe Ms. Kazerani is qualified to serve on the System1 Board because of her substantial operational and executive experience.
Frank R. Martire, Jr. has been a member of our Board of Directors since January 2022. Mr. Martire has served as the Executive Chairman of Bridgeport Partners since inception. He served as the Executive Chairman of NCR Corporation (now separated into two distinct financial technology companies: NCR Voyix and NCR Atleos) since May 2018. Previously, Mr. Martire served as Chairman of FIS from January 2017 to May 2018, Executive Chairman of FIS from January 2015 to December 2016, and chairman of the board and Chief Executive Officer of FIS from April 2012 to January 2016. Mr. Martire joined FIS as President and Chief Executive Officer after its acquisition of Metavante in October 2009, where he had served as chairman of the board and Chief Executive Officer since January 2003. Mr. Martire served as President and Chief Operating Officer of Call Solutions, Inc. from 2001 to 2003 and president and Chief Operating Officer, Financial Institution Systems and Services Group of Fiserv from 1991 to 2001. He has also served on the boards of Cannae Holdings, Inc. since November 2017 and Foley Trasimene since May 2020. Mr. Martire received a master's degree in finance from the University of New Haven and a bachelor's degree in economics from Sacred Heart University. Mr. Martire was nominated for appointment to the Board as one of Cannae Holdings’ two permitted designees to serve on the Company’s Board pursuant to the Shareholders Agreement, dated as of January 27, 2022 (the “Shareholders Agreement”), by and among the (i) Company, (ii) Trasimene Trebia, L.P. and BGPT Trebia LP (the “Trebia Sponsors”), (iii) Cannae Holdings, Inc. (“Cannae Holdings” and, together with the Trebia Sponsors, the “Trebia Investors”), (iv) Michael Blend, (v) Chuck Ursini, (vi) Nick Baker and (vii) Just Develop It Ltd. (“JDI” and, together with Messrs. Blend, Ursini and Baker, the “Founder Shareholders”). We believe Mr. Martire is qualified to serve on the System1 Board because of his extensive leadership experience at public companies.
Taryn Naidu has served as a member of our Board of Directors since August 2023. Mr. Naidu brings more than 20 years of entrepreneurial and executive experience across multiple technology-based industries serving as both CEO and COO. Mr. Naidu currently serves as a Partner & Executive Officer at Arrington Capital, which he has served since 2023. Prior to Arrington Capital, Mr. Naidu served as the COO at Rigetti Computing from 2019 to 2022, where he was instrumental in the business operations as well as leading multiple financing rounds for the company, including its public offering through a deSPAC merger. Prior to Rigetti Computing, Mr. Naidu was the CEO and a member of the Board of Directors of Rightside Group Ltd. upon its business separation from Leaf Group Ltd. in 2014, where he led one of the leading domain services companies until its sale to Identity Digital in 2017. Mr. Naidu received a B.Sc. in computer science from the University of Regina. We believe Mr. Naidu is qualified to serve on the System1 Board of Directors because of his substantial leadership experience and media expertise.

CORPORATE GOVERNANCE
We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board of Directors sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for shareholders and to oversee the management of the Company’s business. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our stockholders.
Director Independence
New York Stock Exchange (“NYSE”) listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities, relationships and related party transactions of each director. Our Board has determined that Mmes. Horn and Kazerani and Messrs. Caswell, Civantos, Kumar, Martire and Naidu are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Background and experience of directors
Our nominating and corporate governance committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•personal and professional integrity;
•ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience in the industries in which we compete;
•leadership skills;
•experience as a board member or executive officer of another publicly held company;
•conflicts of interest; and
•practical and mature business judgment.

Role of the Board in risk oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our human capital and executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting, and cybersecurity. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks through discussions from committee members. We believe that our board’s leadership structure supports effective risk management because it allows independent directors at the board level and on our committees to exercise oversight over management.
Board Leadership Structure
The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Board of Directors has determined that having the Company’s current Chief Executive Officer serve as Chairman is the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry and serves to foster greater communication between the Company’s management and the Board of Directors.
The Company does not have a lead independent director. Instead, all of the independent directors play an active role on the Board of Directors. The independent directors make up a majority of the Board of Directors, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment. At executive sessions of the independent directors no presiding director is appointed and each of the independent directors is given the opportunity to raise issues, make comments or express views.
Attendance at Meetings
During the year ended December 31, 2024, our Board of Directors met six (6) times, and acted by unanimous written consent two (2) times. Each member of the Board of Directors attended at least 75 percent of the meetings of our Board of Directors and the meetings of any of our board committees on which each member of the Board of Directors served that were held during the term of each such director. Our Board of Directors and each of the board committees also acted by way of various unanimous written consents during the year ended December 31, 2024. In addition, the compensation committee, the audit committee and the Board of Directors met, at times, without management present in executive session.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend (whether in person or by teleconference).
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

The current composition of each board committee is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
Michael Blend*
Ryan Caswell
John Civantos			✓
Catherine Horn			C
Moujan Kazerani	C	✓
Tanmay Kumar
Frank R. Martire, Jr.		C
Taryn Naidu	✓	✓
Charles Ursini
_______________
✓    Member
C    Chairperson
*    Chairman of the Board
Audit committee
Our audit committee consists of Frank R. Martire, Jr., Moujan Kazerani and Taryn Naidu, with Mr. Frank R. Martire, Jr. serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that our Audit Committee be composed entirely of independent members. Our Board of Directors has affirmatively determined that Messrs. Martire and Naidu, and Mrs. Kazerani each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, our Board of Directors has determined that Mr. Martire qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Further, Mr. Kumar has attended our audit committee meetings and served as an advisor since the inception of his Board tenure in 2023. Our audit committee held ten (10) meetings in 2024.
Our audit committee is responsible for, among other things:
•selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•assisting the board of directors in evaluating the qualifications, performance, and independence of our independent auditors;
•assisting the board of directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•assisting the board of directors in monitoring our compliance with legal and regulatory requirements;
•assisting the board of directors in monitoring the performance of our internal audit function;
•reviewing with management and our independent auditors our annual and quarterly financial statements;
•establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•preparing the audit committee report found after the proposals presented in this Proxy Statement that the rules and regulations of the SEC require to be included in our annual proxy statement.
Our audit committee also reviews the related party transaction policy described under “Certain Relationships and Related Party Transactions.” Our audit committee operates under a written charter which is available on our website at https://ir.system1.com/governance/governance-documents/default.aspx.
Compensation committee
Our compensation committee consists of Moujan Kazerani and Taryn Naidu, with Ms. Kazerani serving as chair. Our board of directors has determined that each of the compensation committee members is a non-employee member of our board of directors as defined in Rule 16b-3 under the Exchange Act. The composition of our compensation committee meets the requirements for independence under the current NYSE rules and current SEC rules and regulations. Decisions regarding the compensation of our executive officers have historically been made by the compensation committee. Our compensation committee held four (4) meetings in 2024 and acted by unanimous written consent two (2) times.
The compensation committee is responsible for, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determining and approving our chief executive officer’s compensation level based on such evaluation;
•reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives, and other benefits;
•reviewing and recommending the compensation of our directors;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure when required by SEC rules;
•preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and
•reviewing and making recommendations with respect to our equity compensation plans.
Our compensation committee operates under a written charter which is available on our website at https://ir.system1.com/governance/governance-documents/default.aspx.
Nominating and corporate governance committee
Our nominating and corporate governance committee consists of Caroline Horn and John Civantos, with Ms. Horn serving as chair. The composition of our nominating and governance committee meets the requirements for independence under the current NYSE rules and current SEC rules and regulations. Our nominating and corporate governance committee held five (5) meetings in 2024.
The nominating and corporate governance committee is responsible for, among other things:
•assisting our board of directors in identifying prospective director nominees and recommending nominees to the board of directors;
•overseeing the evaluation of the board of directors and management;

•reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•recommending members for each committee of our board of directors.
Our nominating and corporate governance committee operates under a written charter which is available on our website at https://ir.system1.com/governance/governance-documents/default.aspx.
Compensation committee interlocks and insider participation
None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
The Company’s Director Nomination Process
As indicated above, our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess. Under our nominating and corporate governance committee charter, these criteria include the following:
•personal and professional integrity;
•ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience in the industries in which we compete;
•leadership skills;
•experience as a board member or executive officer of another publicly held company;
•conflicts of interest; and
•practical and mature business judgment.
Our nominating and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.
We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Our nominating and corporate governance committee charter requires that the committee consider each candidate’s qualities and skills and our nominating and corporate governance committee considers each candidate’s background, diversity, ability, judgment, skills and experience in the context of the needs and current make-up of the Board of Directors when evaluating director nominees. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations; finance; strategic planning; laws and regulations; government relations; and relevant industries, especially the e-commerce space. These considerations help ensure that the Board of Directors as a whole has the appropriate mix of diversity, characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company. The nominating and corporate governance committee considers all of the criteria described above, including the candidate’s diversity, in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.
The nominating and corporate governance committee will consider nominees for the Board of Directors who are recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the Company’s next proxy statement. If an eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair, nominating and corporate governance committee, c/o Corporate Secretary of the Company, System1, Inc. 4235 Redwood Avenue, Los Angeles, California 90066, by the deadline for stockholder proposals set forth in the Company’s last proxy statement, specifying the information required by the nominating and corporate governance committee charter. All such recommendations will be brought to the attention of the nominating and corporate governance committee, and the nominating and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.
General Nomination Right of All Stockholders. Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Second Amended and Restated Bylaws (our “Bylaws”). In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our secretary not later than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is not within thirty days before or sixty days after such anniversary date, notice by the stockholder must be so received not more than the hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 2.5 of our Bylaws.
Director Compensation
The information contained in “Executive and Director Compensation—Director Compensation” is incorporated herein by reference.
Stockholder Engagement
Management and directors engage with our stockholders throughout the year in a variety of forums. Our interactions cover a broad range of governance and business topics, including proxy access, board elections, compensation practices, peer group composition and business strategy. Our engagement activities and meaningful exchanges to which we have been exposed provide us with a valuable understanding of our shareholders’ perspectives and an opportunity to share views with them. We look forward to maintaining an open line of dialogue with our stockholders.
We encourage you to visit the Governance area of the “Investors” section of our website (https://ir.system1.com/governance/governance-documents/default.aspx) where you will find detailed information about our corporate governance practices and policies, including our nominating and corporate governance committee charter.
Communications with Directors
Stockholders who would like to send communications to our Board of Directors, any board committee or to any individual director may do so by submitting such communications to Corporate Secretary, c/o System1, Inc., 4235 Redwood Avenue, Los Angeles, California 90066. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. The Corporate Secretary will then distribute such information to our Board of Directors for review. Communications received by the Company may be reviewed by the Corporate Secretary to ensure appropriate and careful review of the matter.

Code of Ethics and Conduct
We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and business conduct is available at our website at https://ir.system1.com/governance/governance-documents/default.aspx.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.
Insider Trading Policy
We have adopted an Insider Trading Policy which governs the purchase, sale and/or other disposition of our securities by our trustees, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of this policy has been filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
✓    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

In June 2024, the Audit Committee of the Board of Directors (the “Board”) of the Company approved management’s recommendation to appoint Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024, and to dismiss PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The affirmative vote of a majority of our Common Stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Deloitte.

Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte expect to be present virtually at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. We do not expect representatives of PwC, our former independent registered public accounting firm, to be present at the Annual Meeting and, therefore, they will not make a statement or address questions.

Pre-Approval of Services by Independent Registered Accounting Firm

The audit committee pre-approves all audit, audit-related, tax, and other services performed by our independent auditors. The audit committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the audit committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the audit committee. The audit committee has delegated to the chair of the committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the committee at its next scheduled meeting. All fees described below were pre-approved by the audit committee.

Principal Accountant Fees and Services

Our audit committee has selected Deloitte to serve as our independent registered public accounting firm to audit the consolidated financial statements of System1, Inc. for the fiscal year ending December 31, 2024. Deloitte has served as our auditor since 2024. A representative of Deloitte is expected to be present virtually at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

The following table sets forth the aggregate fees billed to the Company by the current independent registered public accounting firm, Deloitte, and the prior independent registered public accounting firm, PwC, for the fiscal years ended December 31, 2024 and December 31, 2023, respectively:

Fee Category	2024 (Deloitte)	2023 (PwC)
Audit Fees(1)	$1,304,460	$6,113,410
Tax Fees(2)	1,057,454	434,689
All Other Fees(3)	—	2,000
Total	$2,361,914	$6,550,099

(1)    Audit Fees consisted of professional services rendered for the audit of our annual consolidated financial statements; the review of our quarterly condensed consolidated financial statements; comfort letters, consents, and assistance with and review of other documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). For the 2024 fiscal year fees, any fees related to the predecessor were not included.
(2)    Tax fees consisted of fees for tax compliance, advice, and planning services and consisted primarily of restructuring advice, review of transfer pricing, and international tax advice related to equity compensation.
(3)    All Other Fees are related to license fees for accounting research software.

Changes in Independent Registered Public Accounting Firm

On June 4, 2024, the Audit Committee of the Board of Directors of the Company approved management’s recommendation to appoint Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024, and to dismiss PwC as the Company’s independent registered public accounting firm, effective immediately.

The report of PwC on the Company’s financial statements as of December 31, 2023 and for the year ended December 31, 2023 and the period from January 27, 2022 to December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles. The report of PwC on the S1 Holdco, LLC’s (the Company’s predecessor entity) financial statements for the period from January 1, 2022 through January 26, 2022 (“Predecessor period”), did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that it contained an explanatory paragraph expressing substantial doubt about the ability of the Company to continue as a going concern.

During the fiscal years ended December 31, 2022 and December 31, 2023, and the subsequent interim period through June 4, 2024, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in its report on the Company’s financial statements for such period. During the fiscal years ended December 31, 2022 and December 31, 2023, and the subsequent interim period through June 4, 2024, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weaknesses in the Company’s internal control over financial reporting identified by management. In the fiscal year ended December 31, 2022, these material weaknesses resulted in the restatement of the Company's condensed consolidated financial statements for the Predecessor period and each of the quarterly periods in the year ended December 31, 2022.

The material weaknesses identified were as follows:
•The Company did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, the Company lacked a sufficient number of professionals with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, the limited personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.
•The Company did not design and maintain effective controls in response to the risks of material misstatement. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.
•The Company did not design and maintain effective controls to timely analyze and record the financial statement effects from complex, nonroutine transactions, including acquisitions, dispositions, and post-combination compensation arrangements. Specifically, the Company did not design and maintain effective controls over the application of US GAAP to such transactions, and, as it relates to acquisitions, did not design and maintain effective controls over (i) the review of the inputs and assumptions used in the measurement of assets acquired and liabilities assumed, including discounted cash flow analysis to value acquired intangible assets at an appropriate level of precision, (ii) the tax impacts of acquisitions to the financial statements, and (iii) conforming of US GAAP and accounting policies of acquired entities to that of the Company. In addition, the Company did not design and maintain effective controls relating to the oversight and ongoing recording of the financial statement results of the acquired businesses.
•The Company did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of business performance reviews, account reconciliations journal entries, and identification of asset groups and (ii) maintaining appropriate segregation of duties. Additionally, the Company did not design and maintain controls over the classification and presentation of accounts and disclosures in the consolidated financial statements, including the statement of cash flows.
•The Company did not design and maintain effective controls over accounting for accrued liabilities, stock-based compensation and equity transactions, including accounting for non-controlling interest.
•The Company did not design and maintain effective controls over the accuracy and valuation of goodwill, including the allocation of goodwill to reporting units and the identification and measurement of goodwill impairment.
•The Company did not design and maintain effective controls over the accounting for complex financial instruments, including the impact of these instruments on earnings per share.
•The Company did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, the Company did not design and maintain:
i. program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized, and implemented appropriately;
ii.user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate Company personnel;
iii.computer operations controls to ensure that critical batch jobs are monitored and data backups are authorized and monitored; and
iv.testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements.

The Company previously provided PwC with a copy of the disclosures as included in our Form 8-K filed with the SEC on June 7, 2024 and requested that PwC furnish us with a letter addressed to the SEC stating whether PwC agrees with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated June 7, 2024, is attached as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.

During the fiscal years ended December 31, 2022, and December 31, 2023, and the subsequent interim period through June 4, 2024, neither the Company nor anyone on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, where either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or (iii) any “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K).

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025

AUDIT COMMITTEE REPORT
Our audit committee currently consists of three directors. Messrs. Martire and Naidu and Mrs. Kazerani are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website.
The audit committee oversees our financial reporting process on behalf of the Board of Directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.
Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
The audit committee has reviewed and discussed with management the company’s audited financial statements. The audit committee has also discussed with Deloitte & Touche LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of our financial reporting.
The audit committee has received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
AUDIT COMMITTEE
Frank Martire Jr. (Chair)
Moujan Kazerani
Taryn Naidu
Members of the Audit Committee
This report of the audit committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or Securities Exchange Act of 1934, unless specifically provided otherwise in such filing.

EXECUTIVE OFFICERS

Below is biographical information for each of our current executive officers, other than Michael Blend and Charles Ursini (whose biographical information is shown under “Proposal 1: Election of Three Class III Directors—Information About Our Board of Directors” on page 5) as of April 22, 2025. Each executive officer serves at the discretion of the Board of Directors and the Chief Executive Officer.

Name	Age	Position
Michael Blend	57	Chief Executive Officer and Chairman
Charles Ursini	49	President & Chief Operating Officer, Director
Brian Coppola	52	Chief Ad Operations Officer
Tridivesh Kidambi	43	Chief Financial Officer
Elizabeth Sestanovich	61	Chief People Officer
Daniel Weinrot	51	General Counsel and Corporate Secretary

Brian Coppola has been System1’s chief ad operations officer since April 2025, and previously served as System1’s chief product officer from June 2019 to April 2025, and as vice president and then executive vice president of product from October 2015 to June 2019. Prior to System1, Mr. Coppola was the senior vice president of product at Amobee from 2013 to 2015, which he joined via SingTel’s acquisition of Adconion Direct in 2014. Mr. Coppola holds a bachelor’s degree in finance from Loyola Marymount University.

Tridivesh Kidambi has been System1’s chief financial officer since 2016. Prior to System1, Mr. Kidambi was the executive vice president, finance & analytics of TV Time from October 2015 to 2016, chief financial officer of EZ Texting from 2014 to 2015, and vice president, finance at Leaf Group Ltd. from 2007 to 2014. Mr. Kidambi received his MBA from Claremont Graduate University’s Drucker School of Management, and holds a bachelor’s degree in economics and mathematics from Claremont McKenna College.

Elizabeth Sestanovich has been System1’s chief people officer since June 2021, and previously served as System1’s chief operations officer beginning in August 2016. Prior to System1, Ms. Sestanovich was the founding partner and principal of Summit Advisors, a management consulting and advisory firm, from 2014 to 2016, and the chief executive officer and group publisher of the LA Weekly & OC Weekly from 2002 to 2013. Ms. Sestanovich also held senior management positions at Carsdirect.com and The Los Angeles Times from 1993 to 2002. Ms. Sestanovich received her Master’s in psychology and organizational behavior from Pepperdine University, and holds a bachelor’s degree in psychology with a minor in economics from UCLA.

Daniel Weinrot has been System1’s general counsel since January 2018. Prior to System1, Mr. Weinrot was general counsel and deputy general counsel at Leaf Group Ltd., a diversified digital media and marketplaces company, from 2010 to 2018, and deputy general counsel at Las Vegas Sands Corp, a leading international developer of integrated casino resorts, from 2006 to 2010. Mr. Weinrot started his career as a corporate associate at Latham & Watkins LLP in Los Angeles in 2000. Mr. Weinrot received his J.D. from The UCLA School of Law, and holds a bachelor’s degree in political economy from U.C. Berkeley.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2024 Summary Compensation Table” below. In 2024, our “named executive officers” and their positions were as follows:

•Michael Blend, Chief Executive Officer
•Charles Ursini, Chief Operating Officer
•Tridivesh Kidambi, Chief Financial Officer
•Marc Mezzacca, President, CouponFollow

Messrs. Blend and Ursini did not receive any cash compensation from us during 2024 or 2023.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

2024 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Blend	2024	—	—	2,355,541	—	32,812	2,388,353
Chief Executive Officer	2023	—	—	—	—	36,507	36,507
Charles Ursini	2024	—	—	2,355,541	—	21,678	2,377,219
Chief Operating Officer	2023	—	—	—	—	19,823	19,823
Tridivesh Kidambi	2024	450,000	303,508	800,551	150,000	31,794	1,735,853
Chief Financial Officer	2023	350,000	417,391	143,000	—	83,192	993,583
Marc Mezzacca	2024	35,568	41,512	2,448,709	—	34,019	2,559,808
President, CouponFollow	2023	35,568	—	2,390,786	—	1,200	2,427,554
_______________

(1)For fiscal year 2024, amounts reflect (i) for Mr. Kidambi, a one-time bonus of $113,994 paid in recognition of his efforts in connection with the successful Dutch Auction tender offer related to the purchase and retirement of a portion of the Company's term loan debt; and four spot bonuses totaling $189,514 paid in recognition of his performance throughout the year and (ii) for Mr. Mezzacca, the cash settlement of equity stay bonuses in connection with the Company’s acquisition of CouponFollow in 2022. For additional information on the amounts described in this Note 1, see “2024 Cash Incentive Compensation” below.
(2)For fiscal year 2024, amounts reflect (i) for Messrs. Blend and Ursini, the grant-date fair market value of stock appreciation rights granted in 2024, (ii) for Mr. Kidambi, the grant-date fair market value of restricted stock units and stock appreciation rights granted in 2024, and (iii) for Mr. Mezzacca, the grant-date fair market value of shares awarded as payment of an earnout in connection with the Company’s acquisition of CouponFollow in 2022, in each case, computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards made to our named executive officers in Note 16 Stock-Based Compensation to our consolidated financial statements. For additional information, see “Equity Compensation” below.

(3)For fiscal year 2024, amount reflected is for Mr. Kidambi, an annual bonus of $150,000 based on our 2023 operating and financial performance, including our annual adjusted EBITDA performance, as well as individual performance.
(4)For fiscal year 2024, all other compensation consisted of:
(a)For Messrs. Blend and Ursini, Company payment of their health and welfare benefit plan premiums.
(b)For Mr. Kidambi, an employer-match contribution to our 401(k) plan in the amount of $19,297; a fitness stipend in the amount of $360; and Company payment of his health and welfare benefit plan premiums in the amount of $12,137.
(c)For Mr. Mezzacca, Company payment of his health and welfare benefit plan premiums in the amount of $32,819; and a technology stipend of $1,200.

2024 Salaries

Each of our named executive officers (other than Messrs. Blend and Ursini) receive a base salary to compensate for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting and accounting for the executive’s skill set, experience, role and responsibilities. Effective February 20, 2024, in consideration of the fact that Mr. Kidambi (along with our other executive officers who receive base compensation) had not received an increase in base compensation since January 2022, the base salary for Mr. Kidambi was increased from $350,000 to $450,000. Mr. Mezzacca’s base salary during fiscal year 2024 was $35,568. The aggregate base salary amounts earned by our named executive officers for 2024 are set forth above in the Summary Compensation Table in the column entitled “Salary”.

2024 Cash Incentive Compensation

2024 Annual Cash Incentive Compensation

Mr. Kidambi is eligible to earn an annual cash incentive under our annual incentive program targeted at $300,000 based on our operating and financial performance, including our annual adjusted EBITDA performance, as well as individual performance. Messrs. Blend, Ursini and Mezzacca do not currently (and did not in 2024) participate in our annual cash incentive program. Based on the Company’s and Mr. Kidambi’s performance against these metrics during fiscal year 2024, Mr. Kidambi received an annual bonus of $211,800 for fiscal year 2024 under our annual incentive program, which amount was paid to Mr. Kidambi in the first quarter of 2025.

One-Time Bonuses

On January 19, 2024, we paid a one-time bonus to Mr. Kidambi in the amount of $113,994 in recognition of his efforts in connection with the successful Dutch Auction tender offer related to the purchase and retirement of a portion of the Company's term loan debt.

Additionally, during fiscal year 2024, Mr. Kidambi received a discretionary cash bonus in the amount of $189,514, which was paid in four substantially equal installments over the course of the year in order to reward Mr. Kidambi’s extraordinary efforts during 2024 and provide additional incentive in light of the decline in value of certain other non-cash incentives previously awarded to Mr. Kidambi.

Equity Compensation

Only July 1, 2024, Messrs. Blend, Ursini and Kidambi were granted stock appreciation right awards of 2,500,000, 2,500,000 and 700,000, respectively. These awards will vest based on our achievement of Adjusted EBITDA performance targets defined in the 2024 stock appreciation rights plan and is subject to the applicable executive’s continued service through the applicable vesting date.

Additionally, on July 18, 2024, Mr. Kidambi was granted awards of 100,000 restricted stock units. Each award is scheduled to vest ratably through January 15, 2027, subject to Mr. Kidambi's continued service through the applicable vesting dates.

Further, on March 6, 2024, Mr. Mezzacca was issued a one-time award of 1,391,312 shares of our Class A Common Stock as payment in respect of a portion of the earnout due in connection with the Company’s acquisition of CouponFollow in March 2022, which award was issued pursuant to the System1, Inc. Earn-out Inducement Equity Incentive Plan approved in connection with the CouponFollow acquisition. Please see Note 6 – Accrued Expenses and Other Current Liabilities to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the securities and exchange commission on March 10, 2025 for more information on the earnout.

Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We expect that our named executive officers will continue to be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions without any minimum prior service period, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, which also cover their respective eligible dependents, including:
•medical, dental and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life insurance.
We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax Gross-Ups
We do not make gross-up or similar payments to cover any of our named executive officers’ personal income taxes that may pertain to compensation or perquisites paid or provided by our company, including with respect to any taxes that may arise under or by operation of Internal Revenue Code Sections 280G or 409A.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards held by Messrs. Blend, Ursini and Kidambi as of December 31, 2024. Mr. Mezzacca did not hold any outstanding equity awards as of December 31, 2024.

		Stock Awards
Name and Grant Date	Type of Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Michael Blend
7/1/2024	SARs-Tranche1			625,000	$492,474
7/1/2024	SARs-Tranche2			625,000	595,755
7/1/2024	SARs-Tranche3			625,000	623,162
7/1/2024	SARs-Tranche4			625,000	644,150
Total				2,500,000	$2,355,541
Charles Ursini
7/1/2024	SARs-Tranche1			625,000	$492,474
7/1/2024	SARs-Tranche2			625,000	595,755
7/1/2024	SARs-Tranche3			625,000	623,162
7/1/2024	SARs-Tranche4			625,000	644,150
Total				2,500,000	$2,355,541
Tridivesh Kidambi
5/10/2022	RSU (2)	30,000	$26,949
7/18/2024	RSU	100,000	89,830
7/1/2024	SARs-Tranche1			175,000	$137,893
7/1/2024	SARs-Tranche2			175,000	166,811
7/1/2024	SARs-Tranche3			175,000	174,485
7/1/2024	SARs-Tranche4			175,000	180,362
Total		130,000	$116,779	700,000	$659,551
_________________
(1)Amounts shown were determined by multiplying the number of shares or units shown in the table by the closing price of our common stock on December 31, 2024 (the last trading day of our last completed fiscal year) of $0.8983 per share.
(2)Represents restricted stock units that are scheduled to vest (or did vest, as applicable) as to (i) five percent (5%) on the first anniversary of the vesting commencement date, (ii) eleven and one-quarter percent (11.25%) on the next four (4) quarterly anniversaries of the vesting commencement date, and (iii) six and one-quarter percent (6.25%) on the next eight (8) quarterly anniversaries of the vesting commencement date thereafter, in each case, subject to the executive’s continued service through the applicable vesting date.
Executive Compensation Arrangements
During 2024, we were parties to employment agreements with Messrs. Kidambi and Mezzacca, the terms of which are summarized below. Neither of Messrs. Blend or Ursini were party to an employment agreement with us during 2024.
Tridivesh Kidambi Employment Agreement
We are (and were during 2024) party to an employment agreement with Mr. Kidambi, pursuant to which Mr. Kidambi serves as our Chief Financial Officer. Mr. Kidambi’s employment agreement sets forth the initial terms and conditions of his employment, including his initial base salary and signing bonus. Under his employment agreement, if Mr. Kidambi’s employment with us is terminated without “cause” (as defined therein) or by Mr. Kidambi for

“good reason” (as defined therein), he will be eligible for the following severance benefits: (i) continued payment of his then-current base salary for 3 months and (ii) company-subsidized COBRA premiums for up to 6 months.
Marc Mezzacca Employment Agreement
We are (and were during 2024) party to an employment agreement with Mr. Mezzacca, pursuant to which Mr. Mezzacca serves as our President, CouponFollow. Mr. Mezzacca’s employment agreement sets forth the initial terms and conditions of his employment, including his initial base salary. Under his employment agreement, if Mr. Mezzacca’s employment with us is terminated without “cause” (as defined therein) or by Mr. Mezzacca for “good reason” (as defined therein), he will be eligible for the following severance benefits: (i) a severance payment of $125,000 payable over 6 months, and (ii) company-subsidized COBRA premiums for up to 6 months. Mr. Mezzacca’s employment plan also references the earnout in connection with the Company’s acquisition of CouponFollow. On September 6, 2023, in connection with the modification of a holdback payment due to the sellers of CouponFollow, the Company modified Mr. Mezzacca’s employment plan with respect to certain conditions to the earnout. Please see Note 6 – Accrued Expenses and Other Current Liabilities to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the securities and exchange commission on March 15, 2024 for more information on the earnout.

2024 DIRECTOR COMPENSATION

The following individuals served as our non-employee directors in 2024: Ryan Caswell, John Civantos, Dexter Fowler, Caroline Horn, Moujan Kazerani, Tanmay Kumar, Frank Martire, Jennifer Prince and Taryn Naidu. Mr. Fowler and Ms. Prince voluntarily resigned from our Board of Directors effective April 2025. We maintain a Non-Employee Director Compensation Program, the terms of which are further discussed below under “—Director Compensation Program”.

Pursuant to the Non-Employee Director Compensation Program, we awarded restricted stock units covering shares of our Class A Common Stock to our non-employee directors during fiscal year 2024 (i) upon their re-election to the Board (in the case of our Class II Directors, including Mr. Martire Jr. and Ms. Kazerani) at the Company’s annual meeting of shareholders held in June 2024 and (ii) in connection with their continued service on the Board (in the case of our non-employee Class I and Class III Directors, including Mses. Horn and Prince and Messrs. Caswell, Civantos, Fowler, Kumar and Naidu). Twenty-five percent of the restricted stock units subject to each such award vested commencing on September 15, 2024 and each quarterly anniversary thereafter through June 15, 2024, subject to the applicable non-employee director’s continued service through the applicable vesting date. On April 15, 2025, Mr. Dexter Fowler and Ms. Jennifer Prince voluntarily resigned from the Board and the Board sized was reduced from eleven directors to nine directors.
The table below summarizes the value of the compensation we paid to our non-employee directors during the year ended December 31, 2024, all of which was paid in the form restricted stock units awarded under the Company’s Non-Employee Director Compensation Program:

Name	Stock Awards ($)(1)	Total ($)
John Civantos	190,000	190,000
Dexter Fowler(2)	190,000	190,000
Caroline Horn	195,000	195,000
Moujan Kazerani	220,000	220,000
Tanmay Kumar	180,000	180,000
Frank Martire	230,000	230,000
Taryn Naidu	210,000	210,000
Jennifer Prince(2)	190,000	190,000
Ryan Caswell	214,200	214,200
__________________

(1)Amounts reflect the full grant-date fair value of restricted stock units granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our directors in Note 16 - Stock-Based Compensation to our annual consolidated financial statements.
(2)Renounced their non-employee director positions in 2025.
The aggregate unvested restricted stock units held as of December 31, 2024 by each non-employee director who was serving as of December 31, 2024 were as follows: John Civantos - 63,334; Dexter Fowler - 63,334; Caroline Horn - 65,000; Moujan Kazerani - 73,334; Tanmay Kumar - 60,000; Frank Martire - 76,667; Taryn Naidu - 70,001; Jennifer Prince - 63,334; and Ryan Caswell - 60,000.
Additionally, we reimbursed our non-employee directors for their reasonable expenses incurred in attending meetings of the Board and its committees, as well as for certain expenses incurred in connection with attending corporate governance programs. In fiscal year 2024, we also paid cash compensation to the members of the Board of Directors who served on the Special Committee of the Board from July 2023 to November 2023, which Special Committee was established to consider, evaluate and negotiate the sale of Protected, which sale was consummated on November 30, 2023. In January 2024, we paid cash compensation of $117,500 to Ms. Kazerani, who served as the chairperson of the Special Committee, and $94,000 and $74,000 to Mr. Martire and Mr. Kumar, respectively, in connection with their respective service on such Special Committee. The amounts paid to the members of the Special Committee were based on (i) the role in which they served on such Special Committee and (ii) the number of meetings of the Special Committee which each such member attended.
Director Compensation Program
Commencing with the Company’s annual stockholders meeting in 2024, eligible directors are entitled to receive equity compensation for their service on the Board under the Non-Employee Director Compensation Program as follows:
1.Annual Awards. The Company will grant an award of restricted stock units with a grant date fair value of $180,000, to each eligible director who is serving on the Board as of the date of the Company’s annual stockholders meeting or who is initially elected or appointed to serve on the Board at such annual meeting and, in either case, who will continue to serve on the Board immediately following such annual meeting.
2.Initial Awards. For eligible directors initially elected or appointed to serve on the Board after the Company’s annual stockholders meeting (and other than on the date of an annual meeting), the Company will grant an award of restricted stock units with a grant date fair value of $180,000, multiplied by a fraction, (a) the numerator of which is the difference between 365 and the number of days from the immediately preceding annual stockholders meeting date through the appointment or election date and (b) the denominator of which is 365.
3.Committee Awards. The Company will grant to eligible directors serving on a committee of the Board awards of restricted stock units as follows (prorated for any partial year of service):
a.Audit Committee Awards. The Company will grant an award of restricted stock units with a grant date fair value of $50,000, to the eligible director who serves as Chairperson of the Audit Committee and an award of restricted stock units with a grant date fair value of $20,000 to each eligible director who serves as a member of the Audit Committee (other than the Chairperson of the Audit Committee).
b.Compensation Committee Awards. The Company will grant an award of restricted stock units with a grant date fair value of $20,000, to the eligible director who serves as Chairperson of the Compensation Committee and an award of restricted stock units with a grant date fair value of $10,000 to each eligible director who serves as a member of the Compensation Committee (other than the Chairperson of the Compensation Committee).
c.Nominating and Corporate Governance Committee Awards. The Company will grant an award of restricted stock units with a grant date fair value of $15,000, to the eligible director who serves as Chairperson of the Nominating and Corporate Governance Committee and an award of restricted stock units with a grant date fair value of $10,000, to each eligible director who serves as a member of the Nominating and Corporate Governance Committee (other than the Chairperson of the Nominating and Corporate Governance Committee).
The number of shares subject to any award is determined by dividing the value of such award (subject to proration as provided in the terms of the Non-Employee Director Compensation Program) by the closing price for the Company’s Class A Common Stock on the NYSE (or any applicable securities exchange on which the Company’s Class A Common Stock is then-listed) on the applicable grant date (or on the immediately preceding trading day if the applicable grant date is not a trading day). Each award vests as to twenty-five percent (25%) of the award on each of the first three (3) quarterly anniversaries of the applicable grant date, and as to the remaining twenty-five percent (25%) of the award on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next annual meeting of stockholders following the grant date, subject to the applicable eligible director’s continued service on the Board (or a committee of the Board, as applicable).
All awards of the Non-Employee Director Compensation Program will be granted under, and shall be subject to the terms and provisions of, the Award Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of as of December 31, 2024, with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	—	—	1,320,425
Equity compensation plans not approved by security holders	—	—	3,290,016
Totals	—	—	4,610,441
__________________
(1)Consists of shares available for future issuance under our 2022 Incentive Award Plan and our Earn-out Inducement Incentive Award Plan approved in connection with our acquisition of CouponFollow in March 2022. The number of shares available for issuance under the 2022 Award Plan will be annually increased on January 1 of each calendar year (beginning in 2023 and ending in 2032) by an amount equal to the lesser of (i) 2.5% of the total number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by our Compensation Committee of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us with respect to beneficial ownership of our common stock as of April 15, 2025 for (i) each member of our Board, (ii) each holder of 5.0% or greater of our common stock, (iii) our Named Executive Officers and executive officers, and (iv) all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options, restricted stock units or other equity awards that are exercisable or vest within 60 days following April 15, 2025 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that stockholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 75,178,434 shares of Class A Common Stock and 18,703,676 shares of Class C Common Stock outstanding as of April 15, 2025 Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Class A Common Stock†	Class A Common Stock Beneficial Ownership Percentage	Voting Power Percentage††
Directors and Executive Officers
Michael Blend (1)	35,000	*	*
Brian Coppola (2)	549,773	*	*
Tridivesh Kidambi (3)	1,403,676	1.9%	1.5%
Beth Sestanovich (4)	405,333	*	*
Daniel Weinrot (5)	239,125	*	*
Charles Ursini (6)	702,560	*	*
Ryan Caswell (7)	235,778	*	*
John Civantos (8)	481,746	*	*
Caroline Horn (9)	223,181	*	*
Moujan Kazerani (10)	481,746	*	*
Tanmay Kumar (11)	201,967	*	*
Frank R. Martire, Jr. (12)	4,716,631	6.3%	5.0%
Taryn Naidu (13)	235,628	*	*
All Directors and Executive Officers (13 Individuals)	9,912,144	13.2%	10.4%

Greater than 5% Holders
Cannae Holdings, LLC (14)	27,012,794	35.9%	28.8%
Stanley Blend (15)	11,558,471	15.4%	12.3%
CEE Holdings Trust (16)	13,592,663	18.1%	14.3%
William P. Foley (17)	3,904,734	5.2%	4.2%
__________________
*Represents beneficial ownership of less than 1%.
†Represents shares of Class A Common Stock that the stockholders shown (i) beneficially own as of April 15, 2025 or (ii) have the right to acquire within 60 days upon exercise of (a) warrants, stock options, RSUs and other equity awards held by the stockholder or (b) the stockholder’s redemption right of any Class B Units in System1 Holdings held by such stockholder as described in the immediately subsequent footnote below. The shares included in this column are deemed to be outstanding in calculating the percentage ownership of Class A Common Stock of such stockholder, but are not deemed to be outstanding as to any other stockholder.
††Includes shares that the stockholders shown have the right to acquire as of April 15, 2025 or within 60 days thereafter as described in immediately preceding footnote above. Assumes redemption of all Class B Units by all members of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company) for shares of Class A

Common Stock, which would have resulted in an additional 18,703,686 shares of Class A Common Stock outstanding as of April 15, 2025. Holders of Class B Units of System1 Holdings are entitled to have their Class B Units of System1 Holdings exchanged or redeemed for Class A Common Stock on a one-for-one basis or, at the election of the Company, a cash payment in an amount per Class B Unit of System1 Holdings redeemed and calculated based on the volume weighted average market price of a share of Class A Common Stock at the time of redemption. The Class B Units of System1 Holdings do not have voting rights, but holders of Class B Units of System1 Holdings own a corresponding number of shares of Class C Common Stock of the Company, which have voting rights and vote together with the shares of Class A Common Stock.
(1)Consists of 35,000 Public Warrants exercisable for 35,000 shares of Class A Common Stock at an exercise price of $11.50 per share. Excludes: (i) 468,113 shares of Class A Common Stock held by OpenMail2 and (ii) 1,045,077 shares of Class A Common Stock and 251,379 Class A Common Stock issuable upon the exchange or redemption of 251,379 Class B Units of System1 Holdings (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by The Blend Family Foundation. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof, and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2. The directors of The Blend Family Foundation are Michael Blend, Sandra Blend and Stanley Blend. The terms of the Public Warrants are set forth in the Warrant Agreement filed with the SEC on June 22, 2020 as Exhibit 4.1 to the Issuer’s Current Report on Form 8-K.
(2)Consists of (i) 210,338 shares of Class A Common Stock and 334,748 shares of Class A Common Stock issuable upon the exchange or redemption of 334,748 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company) held directly by Mr. Coppola and (ii) 4,687 shares of Class A Common Stock issuable within 60 days from unvested RSUs and other equity awards granted to the stockholder.
(3)Consists of (i) 15,000 Public Warrants exercisable for 15,000 shares of Class A Common Stock at an exercise price of $11.50 per share held directly by Mr. Kidambi, (ii) 642,129 shares of Class A Common Stock and 687,830 shares of Class A Common Stock issuable upon the exchange or redemption of 687,830 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held directly by Mr. Kidambi, (iii) 52,467 shares of Class A Common Stock held by Mr. Kidambi’s spouse (who is also an employee of the Company) and (iv) an aggregate of 6,250 shares of Class A Common Stock issuable within 60 days from unvested RSUs and other equity awards collectively granted to Mr. Kidambi. Excludes (i) 468,113 shares of Class A Common Stock held by OpenMail2. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof, and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2. The terms of the Public Warrants are set forth in the Warrant Agreement filed with the SEC on June 22, 2020 as Exhibit 4.1 to the Issuer’s Current Report on Form 8-K.
(4)Consists of (i) 146,371 shares of Class A Common Stock and 255,212 shares of Class A Common Stock issuable upon the exchange or redemption of 255,212 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Ms. Sestanovich and (ii) 3,750 shares of Class A Common Stock issuable within 60 days from unvested RSUs and other equity awards granted to the stockholder.
(5)Consists of (i) 126,011 shares of Class A Common Stock and 109,364 shares of Class A Common Stock issuable upon the exchange or redemption of 109,364 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Mr. Weinrot and (ii) 3,750 shares of Class A Common Stock issuable within 60 days from vested RSUs and other equity awards granted to the stockholder.
(6)Consists of (i) 300,000 shares of Class A Common Stock held directly by Mr. Ursini, (ii) 107,974 shares of Class A Common Stock and 294,766 shares of Class A Common Stock issuable upon exchange or redemption of 294,766 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by FGL Labs, LLC, of which Mr. Ursini is the sole managing member. Excludes (i) 468,113 shares of Class A Common Stock held by OpenMail2 and (ii) 86,773 shares of Class A Common Stock and 368,458 shares of Class A Common Stock issuable upon exchange or redemption of 368,458 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by the Ursini Childrens Trust, a trust established for the benefit of Mr. Ursini’s children. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof, and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2.
(7)Consists of (i) 205,778 shares of Class A Common Stock held directly by Mr. Caswell and (ii) 30,000 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.
(8)Consists of (i) 274,467 shares of Class A Common Stock held directly by Mr. Civantos, (ii) 31,667 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder, (iii) 100,000 Public Warrants exercisable for 100,000 shares of Class A Common Stock at an exercise price of $11.50 per share held directly by Mr. Civantos and (iv) 75,612 shares of Class A Common Stock securities held by the John Civantos 2011 Family Trust, which shares held by such trust Mr. Civantos disclaims beneficial interest in such securities except to any pecuniary interest therein.
(9)Consists of (i) 191,681 shares of Class A Common Stock held directly by Ms. Horn and (ii) 32,500 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.

(10)Consists of (i) 216,256 shares of Class A Common Stock held directly Ms. Kazerani, (ii) 36,668 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder, (iii) 20,500 shares of Class A Common Stock and 40,700 shares of Class A Common Stock issuable upon exercise of 40,700 Public Warrants, in each case, held directly by Mr. Kazerani, the spouse of Ms. Kazerani and (iv) 12,000 shares of Class A Common Stock held by Ms. Kazerani’s in-laws, over which shares Ms. Kazerani’s spouse has voting and dispositive power pursuant to a power of attorney granted to him.
(11)Consists of (i) 171,967 shares of Class A Common Stock held directly by Mr. Kumar and (ii) 30,000 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.
(12)Consists of (i) 227,418 shares of Class A Common Stock held directly by Mr. Martire, (ii) 38,334 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder, and (iii) 4,450,879 shares of Class A Common Stock directly held by the BGPT Sponsor. The sole general partner of BGPT Sponsor is Bridgeport Partners GP LLC and the sole limited partner of BGPT Sponsor is Bridgeport Partners LP. Each of Frank R. Martire, Jr. and Frank Martire, III serve as a managing member of Bridgeport Partners GP LLC and therefore may be deemed to beneficially own the 4,450,879 shares of Class A Common Stock, and ultimately exercises voting and dispositive power over such shares held by BGPT Sponsor. Each of Frank R. Martire, Jr. and Frank Martire, III disclaims beneficial ownership of these shares and warrants except to the extent of any pecuniary interest therein.
(13)Consists of (i) 200,627 shares of Class A Common Stock held directly by Mr. Naidu and (ii) 35,001 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.
(14)Consists of shares of Class A Common Stock held directly by Cannae Holdings, LLC, a wholly-owned subsidiary of Cannae Holdings, Inc. The address of the principal business office of Cannae Holdings is 1701 Village Center Circle, Las Vegas, Nevada 89134. Class A Common Stock ownership is based on information known as of March 21, 2024, the date of the reporting person’s most recent Schedule 13D/A filing as of the date of this Proxy Statement.
(15)Consists of (i) 5,580,610 shares of Class A Common Stock and 5,977,861 shares of Class A Common Stock issuable upon exchange or redemption of 5,977,861 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, directly held by Lone Star Friends Trust, over which Mr. Blend is the trustee with sole voting and dispositive power, (ii) 1,517,621 shares of Class A Common Stock and 751,379 shares of Class A Common Stock issuable upon exchange or redemption of 751,379 Class B Units of System1 Holdings (and the corresponding shares of Class C Common Stock of the Company) directly held by the Dante Jacob Blend Trust, for which Mr. Blend is the trustee with sole voting and dispositive power, (iii) 1,517,622 shares of Class A Common Stock and 751,379 shares of Class A Common Stock issuable upon exchange or redemption of 751,379 Class B Units of System1 Holdings (and the corresponding shares of Class C Common Stock of the Issuer) directly held by the Nola Delfina Blend Trust, for which Mr. Blend is the trustee with sole voting and dispositive power, and (iv) 45,367 shares of Class A Common Stock directly held by Mr. Blend in his individual capacity. Excludes 1,045,077 shares of Class A Common Stock and 251,379 Class A Common Stock issuable upon the exchange or redemption of 251,379 Class B Units of System1 Holdings (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by The Blend Family Foundation. The directors of The Blend Family Foundation are Michael Blend, Sandra Blend and Stanley Blend.
(16)Consists of (i) 8,768,056 shares of Class A Common Stock and 3,415,262 shares of Class A Common Stock issuable upon exchange or redemption of 3,415,262 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by CEE Holdings Trust and (ii) 1,409,345 Public Warrants exercisable for 1,409,345 shares of Class A Common Stock at an exercise price of $11.50 per share held by CEE Holdings Trust. With respect to shares of Class A Common Stock securities held (or have the right to be acquired) by CEE Holdings Trust, Mr. Ursini disclaims beneficial interest in such securities except to any pecuniary interest therein. Excludes (i) 468,113 shares of Class A Common Stock held by OpenMail2 and (ii) 86,773 shares of Class A Common Stock and 368,458 shares of Class A Common Stock issuable upon exchange or redemption of 368,458 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by the Ursini Childrens Trust, a trust established for the benefit of Mr. Ursini’s children. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof, and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2. The terms of the Public Warrants are set forth in the Warrant Agreement filed with the SEC on June 22, 2020 as Exhibit 4.1 to the Issuer’s Current Report on Form 8-K.
(17)Consists of (i) 3,851,374 shares of Class A Common Stock held directly by Mr. Foley and (ii) 53,360 shares of Class A Common Stock held directly by Trasimene Trebia, LLC. Mr. Foley is the managing member of Trasimene Trebia, LLC, and therefore may be deemed to beneficially own the 53,360 shares of Class A Common Stock, and ultimately exercises voting and dispositive power over such shares held by Trasimene Trebia, LLC. The address of Trasimene Sponsor, Trasimene Capital Management, LLC and Trasimene Trebia, LLC is 1701 Village Center Circle, Las Vegas, NV 89134. Class A Common Stock ownership is based on information known as of December 7, 2023, the date of the reporting person’s most recent Schedule 13G filing as of the date of this Proxy Statement.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended December 31, 2024, were filed within the requisite filing deadline except a corresponding Form 4 for each of Messrs. Kidambi, Coppola and Weinrot and Ms. Sestanovich to reflect the non-sale disposition of shares in connection with the net settlement of certain previously restricted stock unit awards upon vesting due to a timely notification issue in October 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Indemnification agreements
We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements, our Charter and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Related-Party Transactions
On April 28, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with The Blend Family Foundation (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser 4,500,000 shares (the “Shares”) of the Company’s Class A Common Stock, at a price of $0.50 per share (the “Private Placement”). The aggregate proceeds to the Company from the Private Placement, which occurred on May 2, 2025, was $2.25 million.

Discontinued Operations Related-Party Transactions
Transition service agreement
On November 30, 2023 we completed the sale of Total Security Limited, formerly known as Protected.net Group Limited (“Protected”), to Just Develop It Limited, one of our significant shareholders, which is principally owned and managed by certain members of the Protected management team. In connection with a transition service agreement, we agreed to provide certain services for which full reimbursement of cost was provided through November 30, 2024. We were reimbursed $4.3 million in costs through the end of the transition service agreement.
Policies and procedures for related party transactions
We have adopted a related-party transaction policy setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” includes our executive officers and directors or their immediate family members, stockholders owning five percent or more of our outstanding common stock and their immediate family members and entities in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent or greater beneficial ownership interest.
The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the audit committee that considers the transaction.

Director Independence
New York Stock Exchange (“NYSE”) listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities, relationships and related party transactions of each director. Our Board has determined that Mmes. Horn and Kazerani and Messrs. Caswell, Civantos, Kumar, Martire and Naidu are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

PROPOSAL NO. 3 APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IF DEEMED APPROPRIATE BY THE COMPANY’S BOARD OF DIRECTORS (THE “REVERSE STOCK SPLIT PROPOSAL”).
✓    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT PROPOSAL.
General

Our Board has adopted and is recommending that our stockholders approve an amendment to our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to effect a reverse stock split of our Class A Common Stock and Class C Common Stock at a ratio ranging from any whole number between 1-10 and 1-50, with the exact ratio within such range to be determined by the Board, or a committee of the Board, in its discretion, and included in a public announcement (the “Reverse Stock Split”), subject to the Board’s authority to determine when to file the amendment notwithstanding prior stockholder approval of such amendment. Pursuant to the laws of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendment to our Certificate of Incorporation which would be filed with the Secretary of State of the State of Delaware, is attached to this Proxy Statement as Annex A.

By approving this proposal, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Class A Common Stock and Class C Common Stock between ten (10) and fifty (50), inclusive, within such range to be determined by the Board, would be combined into one share of our Class A Common Stock or Class C Common Stock, as applicable. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above (the “Final Ratio”) and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware. The Board may also elect not to effect any Reverse Stock Split.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then‑existing and expected trading price of our Class A Common Stock, the anticipated impact of the Reverse Stock Split on the trading price of our Class A Common Stock and on the number of holders of our Class A Common Stock, and the continued listing requirements of the NYSE. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our Class A Common Stock and Class C Common Stock by a ratio in the range of 1-for-10 to 1-for-50 but would not effect a decrease to the number of shares of Class A Common Stock and Class C Common Stock that the Company will be authorized to issue, the proposed Reverse Stock Split would result in a relative increase in the number of authorized and unissued shares of our Class A Common Stock and Class C Common Stock, respectively. For more information on the relative increase in the number of authorized shares of our Class A Common Stock and Class C Common Stock, see “—Principal Effects of the Reverse Stock Split‑Relative Increase in Number of Authorized Shares of Common Stock for Issuance” below.

Purpose and Background of Reverse Split

The Board approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split for the following reasons:

•The Board believes that effecting the Reverse Stock Split could be an effective means of regaining compliance with the minimum share price requirements for continued listing of our Class A Common Stock on the NYSE;
•The Board believes that continued listing on the NYSE provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of the NYSE. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over the counter market because they are not held to the same stringent standards;
•The Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees;
•The Board believes that a higher stock price may increase the acceptability of our Class A Common Stock to investors who may not find shares of our common stock attractive at the current market price due to the trading volatility often associated with stocks below certain market trading prices; and
•The Board believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on the NYSE, regardless of size of our overall market capitalization.

NYSE requirements for continued listing

Our Class A Common Stock is quoted on the NYSE under the symbol “SST.” One of the requirements for continued listing on the NYSE pursuant to Section 802.01C of the NYSE’s Listed Company Manual (“Section 802.01C”) is maintenance of an average closing price of our Class A Common Stock of $1.00 per share over a consecutive 30 trading-day period.

On January 6, 2025, we received notice from the NYSE that we were not in compliance with the continued listing standard set forth in Section 802.01C because the average closing price of our Class A Common Stock was less than $1.00 per share over a consecutive 30 trading-day period. The Company can regain compliance at any time within the six-month period following receipt of the NYSE's notice if on the last trading day of any calendar month during the cure period, the Company has (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Section 802.01C also provides for an exception to the six-month cure prior if the action required to cure the price condition required stockholder approval, in which case, the action needs to be approved by no later than the Company’s next annual meeting of stockholders. Under the NYSE’s listing rules the price condition will be deemed cured if our share price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

On January 9, 2025, we notified the NYSE that we are considering all available options to cure the price deficiency and restore compliance with Section 802.01C.

Implications of delisting; Rationale for the Board’s approval of the amendment to the Certificate of Incorporation

In the event that our Class A Common Stock were to be delisted from the NYSE, our Class A Common Stock would likely trade in the over-the-counter market. If our Class A Common Stock were to trade on the over-the-counter market, selling our Class A Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold on such markets versus the quantities bought and sold on the NYSE, and transactions could be delayed. In addition, in the event our Class A Common Stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Class A Common Stock, further limiting the liquidity of our Class A Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Common Stock.

In approving the proposed amendment to our Certificate of Incorporation, the Board considered that our Class A Common Stock may not appeal to brokerage firms that are reluctant to recommend lower-priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide investor analyst coverage of lower priced stocks.

The Board also believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on the NYSE. Accordingly, the Board believes that maintaining the NYSE listing qualifications for our Class A Common Stock can help attract, retain, and motivate employees and members of our Board.

A delisting from NYSE and continued or further decline in our stock price would also result in negative publicity, impair our ability to raise additional capital through equity or debt financing, decrease securities analysts’ coverage of us and could diminish investor, customer and employee confidence in us. In light of the factors mentioned above, our Board unanimously approved the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split as a potential means of increasing and maintaining the average price of our Class A Common Stock to above $1.00 per share in compliance with NYSE requirements.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of the Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected by the Board prior to the expiration of the NYSE six-month cure period. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board, or a special committee designated by our Board, will be a whole number in a range of 1-for-10 to 1-for-50. The Board also has the authority to abandon the Reverse Stock Split amendment if it determines that consummating the Reverse Stock Split is no longer in the best of the Company’s stockholders.

In determining the Final Ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board (or such special committee, as applicable) will consider a number of factors, including, among other things:

•our ability to maintain the listing of our Class A Common Stock on the NYSE;
•the historical trading price and trading volume of our Class A Common Stock;
•the then‑prevailing trading price and trading volume of our Class A Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A Common Stock; the number of shares of our Class A Common Stock outstanding immediately before and after the Reverse Stock Split;
•the expected stability of the per share price of our Class A Common Stock following the Reverse Stock Split;
•the dilutive impact of any potential exercise of the Company’s outstanding warrants to purchase Class A Common Stock and the vesting of outstanding equity awards and, in each case, the related impact on the trading price of our Class A Common Stock;
•the anticipated impact of the Final Ratio on the number of holders of our Class A Common Stock;
•prevailing general market conditions; and
•our market capitalization before and after the Reverse Stock Split.

We believe that granting the Board the authority to set the actual ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions in setting the Final Ratio. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Final Ratio.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Class A Common Stock Over the Long-Term or At All.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Class A Common Stock. There is no assurance that:

•the market price per share of our Class A Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A Common Stock outstanding before the Reverse Stock Split;
•the Reverse Stock Split will result in a per share price that will increase the level of investment in our Class A Common Stock by institutional investors or increase analyst and broker interest in our Company;
•the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and
•the market price per share will either exceed or remain in excess of the minimum share price requirements of the NYSE, or that we will otherwise meet the requirements of the NYSE for continued inclusion for trading on the NYSE.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our Class A Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Class A Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A Common Stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our Class A Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our Class A Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Class A Common Stock.

While we aim that the Reverse Stock Split will be sufficient to maintain our listing on the NYSE, it is possible that, even if the Reverse Stock Split results in a share price for our Class A Common Stock that exceeds $1.00 per share, we may not be able to continue to satisfy the NYSE’s additional criteria for continued listing of our Class A Common Stock on the NYSE.

The Reverse Stock Split May Decrease Liquidity of our Class A Common Stock

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Class A Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” that may be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares of Class A Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if (and when) they sell their Class A Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization both before and after it is implemented. If the per share market price of our Class A Common Stock does not increase in proportion to the Final Ratio, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A Common Stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR CLASS A COMMON STOCK ON THE NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR CLASS A COMMON STOCK.

Principal Effects of the Reverse Stock Split

Issued and outstanding shares of Common Stock

If the Reverse Stock Split is approved and effected, each holder of our Class A Common Stock and Class C Common Stock immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Class A Common Stock or Class C Common Stock, as applicable, upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of our Class A Common Stock and Class C Common Stock and the Final Ratio will be the same for all issued and outstanding shares of Class A Common Stock and Class C Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, as described below under “—Fractional Shares”. After the Reverse Stock Split, the shares of our Class A Common Stock and Class C Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Class A Common Stock and Class C Common Stock, respectively, now authorized Class A Common Stock and Class C Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Class A Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Relative increase in number of authorized shares of Common Stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at: (i) 500,000,000 shares of Class A Common Stock, (ii) 25,000,000 shares of Class C Common Stock, (iii) 2,000,000 shares of Class D common stock, par value $0.0001 per share (the “Class D Common Stock” and, together with the Class A Common Stock and Class C Common Stock, our “Common Stock”), and (iv) 100,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock” and, together with the Common Stock, our “Capital Stock”). Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Class A Common Stock and Class C Common Stock issued and outstanding will be reduced in proportion to the Final Ratio. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Class A Common Stock and Class C Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the proposed Reverse Stock Split amendment is approved, all or any of the authorized and unissued shares of our Class A Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by our stockholders and without first offering such shares to our stockholders. When and if additional shares of our Class A Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Class A Common Stock, including the right to cast one vote per share. The Company regularly considers its capital requirements and may need to conduct equity offerings of Class A Common Stock in the future. The relative increase in the number of shares of Class A Common Stock would enable the Company to retain flexibility to address capital requirements, including the ability to conduct equity offerings of Class A Common Stock.

Effect on equity incentive plans and outstanding awards thereunder

The Company maintains the System1, Inc. 2022 Incentive Award Plan (the “2022 Plan”) and the System1, Inc. 2024 Stock Appreciation Rights Plan, as amended (the “SARs Plan” and, together, the “Plans”), pursuant to which equity or equity-based incentive awards have been and may in the future be granted to executives, key employees and other service providers of the Company and its subsidiaries. If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the effective time of the Reverse Stock Split, (A) the maximum number of shares of Class A Common Stock reserved for issuance under each Plan (the “Share Limits”), (B) the maximum number of shares of Class A Common Stock that may be issued pursuant to the exercise of incentive stock options under the 2022 Plan (the “ISO Limit”), (C) the number of shares of Class A Common Stock subject to, or issuable pursuant to, awards granted under the Plans that are outstanding as of the effective time, and (D) the per-share strike price of each award of stock appreciation rights granted under the Plans that is outstanding as of the effective time, in each case, would be equitably adjusted based on the Final Ratio selected by our Board (or such special committee, if applicable), in accordance with and subject to the terms of the applicable Plan and the award agreement. Specifically, (i) the Share Limit of each Plan, the ISO Limit, and the number of shares subject to or issuable pursuant to each award granted under the Plans that is outstanding as of the effective time of the Reverse Stock Split will be adjusted by dividing the number of shares subject to such Share Limit, ISO Limit or award (as applicable) immediately before the effective time by the Final Ratio, and rounding down to the nearest whole share, and (ii) the strike price per share of each award of stock appreciation rights that is outstanding as of the effective time of the Reverse Stock Split will be adjusted by multiplying the per-share strike price of such award immediately prior to the effective time by the Final Ratio, and rounding up to the nearest whole cent. Following the effective time of the Reverse Stock Split, each adjusted equity award will continue to be subject to the terms of the applicable Plan and the applicable award agreement.

Effect on Warrants

As of April 22, 2025, the Company has 16,812,767 warrants outstanding, each warrant entitling the holder to purchase one share of our Class A Common Stock at $11.50 per share, originally issued in the initial public offering of Trebia Acquisition Corp., a Cayman Islands exempted company (“Trebia”) (the “Warrants”).

If the Reverse Stock Split is approved and effected, under the terms of the Warrants’ applicable warrant agreement, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be proportionately decreased, the Warrant purchase price will be equitably adjusted (to the nearest cent with respect to the Public Warrants and Private Warrants) based on the Final Ratio selected by our Board (or such special committee, if applicable). The terms of our outstanding Warrants do not permit issuance of fractional shares upon exercise of such Warrants. Instead, the number of shares issuable shall be rounded down upon exercise of the Warrants.

Impact of Reverse Stock Split on capital structure

The chart below outlines the capital structure of our Class A Common Stock and Class C Common Stock as described in this proposal and prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split if effected at a ratio of 1-for-10, 1-for-20, 1-for-30, 1-for-40 or 1-for-50 based on share information as of the close of business on April 22, 2025. The Reverse Stock Split will have no effect on the number of authorized shares of Capital Stock.

The below does not give effect to any other changes, including any issuance of securities, after April 22, 2025.

	Pre-Split		1-for-10		1-for-20		1-for-30		1-for-40		1-for-50
	Class A	Class C	Class A	Class C	Class A	Class C	Class A	Class C	Class A	Class C	Class A	Class C
Authorized	500,000,000	25,000,000	500,000,000	25,000,000	500,000,000	25,000,000	500,000,000	25,000,000	500,000,000	25,000,000	500,000,000	25,000,000
Issued and Outstanding	75,178,434	18,703,676	7,517,844	1,870,368	3,758,922	935,184	2,505,948	623,456	1,879,461	467,592	1,503,569	374,074
Issuable Upon Exercise of Outstanding Warrants	16,812,767	0	1,681,277	0	840,639	0	560,426	0	420,320	0	336,256	0
Issuable under Outstanding Awards	3,817,401	0	381,741	0	190,871	0	127,247	0	95,436	0	76,349	0
Reserved for Issuance under the Plans	4,198,794	0	419,880	0	209,940	0	139,960	0	104,970	0	83,976	0
Authorized but Unissued and Unreserved(1)	399,992,604	6,296,324	489,999,258	23,129,632	494,999,628	24,064,816	496,666,419	24,376,544	497,499,813	24,532,408	497,999,850	24,625,926

(1)Shares authorized but unissued and unreserved represent shares of Class A Common Stock available for future issuance as of April 22, 2025, excluding shares issuable under outstanding stock options and restricted stock units, shares issuable upon exercise of Warrants and shares reserved for issuance under the Plans.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates (if applicable)

If the proposed amendment to our Certificate of Incorporation is approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at the time the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Class A Common Stock and Class C Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Class A Common Stock or Class C Common Stock, as applicable, in accordance with the Final Ratio contained in the Certificate of Amendment.

Registered “book entry” holders of Common Stock

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of Common Stock in book entry form, you will not need to take any action to receive post Reverse Stock Split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post Reverse Stock Split shares of Class A Common Stock and Class C Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “—Fractional shares” below).

Beneficial holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book entry” holders of Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Fractional shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Class A Common Stock or Class C Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Final Ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre Reverse Stock Split shares within the Final Ratio that is determined by the Board as described above. Reducing the number of post Reverse Stock Split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effects on Voting Rights

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split.

Effects on Regulatory Matters

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the Company’s obligation to publicly file financial and other information with the SEC.

Interests of Directors and Executive Officers

Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of Capital Stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different than or greater than those of any of our other stockholders.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e 3 of the Exchange Act.

Anti-takeover Effects of Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our Class A Common Stock and Class C Common Stock, which may, under certain circumstances, be construed as having an anti takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue Preferred Stock with rights senior to those of our Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our Board is not presently aware of any attempt to acquire control of the Company, and the Reverse Stock Split proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal laws or regulations with respect to either seeking stockholder approval or effecting the Reverse Stock Split.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Capital Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Capital Stock will be reduced in proportion to the size of the Final Ratio, and the additional paid in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders of our Class A Common Stock or Class C Common Stock

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of our Class A Common Stock or Class C Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. Holders that hold our Class A Common Stock or Class C Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:
•persons that are not U.S. Holders;
•U.S. expatriates or former citizens or long-term residents of the United States;
•persons subject to the alternative minimum tax;
•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•persons holding our Class A Common Stock or Class C Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•real estate investment trusts or regulated investment companies;
•brokers, dealers, or traders in securities;
•S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations; persons deemed to sell our Class A Common Stock or Class C Common Stock under the constructive sale provisions of the Code;
•persons who hold or receive our Class A Common Stock or Class C Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and

•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A Common Stock or Class C Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Class A Common Stock or Class C Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR CLASS A COMMON STOCK OR CLASS C COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our Class A Common Stock or Class C Common Stock that is not a partnership and, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except as described below with respect to cash received in lieu of fractional shares. A U.S. Holder’s aggregate tax basis in the shares of the Class A Common Stock or Class C Common Stock received pursuant to the Reverse Stock Split should equal such holder’s aggregate tax basis in the shares of the Class A Common Stock or Class C Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Class A Common Stock or Class C Common Stock), and such holder’s holding period in the shares of the Class A Common Stock or Class C Common Stock received should include the holding period of the shares of the Class A Common Stock or Class C Common Stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of Class A Common Stock or Class C Common Stock surrendered to the shares of Class A Common Stock or Class C Common Stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of Class A Common Stock or Class C Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of Class A Common Stock or Class C Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such holder’s adjusted tax basis in the shares of Class A Common Stock or Class C Common Stock surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock or Class C Common Stock surrendered exceeded one year at the effective time of the Reverse Stock Split. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

U.S. Holders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the authorization of the Board to amend the Company’s Certificate of Incorporation to effect a Reverse Stock Split of all of the Company’s issued and outstanding Class A Common Stock and Class C Common Stock by a ratio in the range of 1-for-10 to 1-for-50, inclusive.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT PROPOSAL.	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO THE 2022 INCENTIVE AWARD PLAN

✓    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE 2022 INCENTIVE AWARD PLAN.
Background
On May 5, 2025, subject to stockholder approval, our Board approved an amendment to the System1, Inc. 2022 Incentive Award Plan (the “2022 Plan”), attached to this Proxy Statement as Annex B (the “2022 Plan Amendment”). The 2022 Plan Amendment will become effective on the date on which it is approved by our stockholders.

The only change that the 2022 Plan Amendment makes to the 2022 Plan is to increase the number of shares available to be granted as awards under the 2022 Plan by 19,125,000 shares, to a total of 27,422,625 shares, plus any shares that become issuable under the 2022 Plan pursuant to the automatic annual increase provisions set forth therein (which provide that, on the first day of each calendar year beginning with January 1, 2023 and ending on and including January 1, 2032, the number of shares available for issuance under the 2022 Plan will be increased by the lesser of (i) a number of shares equal to 2.5% of the aggregate number of shares outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares as determined by the Board).

If our stockholders do not approve the 2022 Plan Amendment, then the 2022 Plan will continue in full force and effect, and the share increase made by the 2022 Plan Amendment will not be implemented.

For purposes of this Proposal 4, the 2022 Plan, as amended by the 2022 Plan Amendment, is referred to as the “Amended 2022 Plan.”

The material features of the Amended 2022 Plan are described below. The summary of the Amended 2022 Plan contained in this proposal is qualified in its entirety by reference to the complete text of the 2022 Plan, as amended by the 2022 Plan Amendment (a copy of which is attached as Annex B to this Proxy Statement). A copy of the 2022 Plan is attached as Exhibit 10.2 to our Current Report on Form 8-K that was filed with the SEC on February 2, 2022.

Stockholder Approval

Stockholder approval of the 2022 Plan Amendment is necessary in order for us to meet the stockholder approval requirements of the New York Stock Exchange. Approval of the 2022 Plan Amendment will also constitute approval pursuant to the stockholder approval requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) relating to incentive stock options (to the extent required by the Code).

Shares Available for Issuance

The maximum number of shares that may be issued pursuant to awards under the 2022 Plan is the sum of (a) 8,297,625 shares and (b) an annual increase on the first day of each calendar year beginning with January 1, 2023 and ending on and including January 1, 2032, equal to the lesser of (i) a number of shares equal to 2.5% of the aggregate number of shares outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares as determined by the Board (the shares described in this clause (b), the “Annual Increase Shares”). If the 2022 Plan Amendment is approved, then a total of 27,422,625 shares plus the Annual Increase Shares would be available for issuance pursuant to awards under the Amended 2022 Plan.

The following table summarizes: (i) the total number of shares subject to outstanding awards under the 2022 Plan and (ii) the remaining shares available for grant under the 2022 Plan:

Number of Shares as of April 22, 2025
Total number of shares subject to outstanding stock options	—
Total number of shares subject to outstanding restricted stock units	3,817,401
Total number of shares available for grant under 2022 Plan	4,198,794
Total number of shares outstanding	75,178,434

As of April 22, 2025, there were only 4,198,794 shares remaining available for issuance under the 2022 Plan. The Company uses equity compensation as an integral part of its compensation program by linking the interests of employees, consultants and directors to those of the Company’s stockholders. If the 2022 Plan Amendment is not approved by our stockholders, the Company may be limited in our ability to use equity compensation as an effective means of attracting, retaining and motivating employees, non-employee directors and consultants.

Proposed Share Reserve Increase

In adopting the 2022 Plan Amendment and determining the share increase set forth therein, the compensation committee and our Board reviewed and relied upon an analysis prepared by CompTeam, LLC, the compensation committee’s independent compensation consultant, which analyzed the costs of the plan, the Company’s past practices regarding its equity compensation program (including share usage or burn rate), provisions associated with the proposed 2022 Plan Amendment and equity compensation trends, as well as practices of peer group and other companies, particularly for the dollar amount equivalent for equity compensation granted to executives and employees of the Company’s peer group companies. Specifically, the compensation committee and our Board considered the following:

•If the Company does not increase the shares available for issuance under the 2022 Plan, based on historical usage rates of shares under the 2022 Plan, the Company would expect to exhaust the shares authorized under the 2022 Plan in less than one (1) year, at which time the Company would lose an important compensation tool aligned with share owner interests to attract, motivate and retain highly qualified talent.
•Based on historical usage, the Company estimates that the shares authorized for issuance under the Amended 2022 Plan would be sufficient to grant awards for approximately two years, assuming the Company continues to grant awards consistent with our historical rates using our current award vehicles, as reflected in our two-year average burn rate. However, our share usage depends on the future price of our common stock, competitive market practices, award levels/amounts, hiring, promotion activity and retention needs during the next few years. As a result, the share reserve under the Amended 2022 Plan could last for a longer or shorter period of time depending on those factors.

The total aggregate equity value of the additional shares being authorized under the 2022 Plan Amendment, based on the closing price for shares of our common stock on , 2025, $__, equals approximately $ , representing % of the Company’s market capitalization. Based upon its analysis, CompTeam, LLC, concluded the stockholder value transfer associated with the additional shares requested under the 2022 Plan Amendment would not exceed % of the Company’s market capitalization as of December 31, 2024.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive talent markets in which the Company competes, our Board believes that the size of the share reserve under the 2022 Plan Amendment is reasonable and appropriate at this time.

Material Terms of the Amended 2022 Plan

The principal terms and conditions of the Amended 2022 Plan are summarized below.

Administration

Our Board, or any committee to whom the Board delegates such power or authority, will serve as the plan administrator of the Amended 2022 Plan. The plan administrator has full authority to take all actions and to make all determinations required or provided for under the Amended 2022 Plan and any award granted thereunder. The plan administrator also has full authority to determine who may receive awards under the Amended 2022 Plan, the type, terms, and conditions of an award, the number of shares of our common stock subject to the award or to which an award relates, and to make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the Amended 2022 Plan.

Share Reserve

The aggregate number of shares of our common stock originally available for issuance pursuant to awards granted under the 2022 Plan (prior to the 2022 Plan Amendment) was the sum of (a) 8,297,625 shares plus (b) the Annual Increase Shares. If the 2022 Plan Amendment is approved, the aggregate number of shares of our common stock that may be issued pursuant to awards granted under the Amended 2022 Plan will be the sum of (a) 27,422,625 shares and (b) the Annual Increase Shares. The maximum number of shares that may be granted with respect to ISOs, under the Amended 2022 Plan will be no more than 14,520,844 shares of our common stock. On , 2025, 2025, the last practicable date prior to the filing of this Proxy Statement, the closing price of our common stock was $ per share.

If an award, or part of an award, under the Amended 2022 Plan is forfeited, expires, lapses or is terminated, is exchanged for or settled in cash, surrendered, repurchased or canceled, without having been fully exercised/settled, in any case, at or below the price paid by the participant for such shares, any shares subject to such award will, to the extent of such forfeiture, expiration, lapse, termination, cash settlement or exchange, surrender, repurchase, or cancellation become available again for new grants under the Amended 2022 Plan. In addition, shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award granted under the Amended 2022 Plan will again become available for grants under the Amended 2022 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the Amended 2022 Plan will not reduce the shares available for grant under the Amended 2022 Plan. However, the following shares may not be used again for grant under the Amended 2022 Plan: (i) shares subject to SARs, that are not issued in connection with the stock settlement of the SARs on exercise thereof, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.

Awards granted under the Amended 2022 Plan upon the assumption of, or in substitution for, awards granted by an entity that merges or consolidates with us or our subsidiaries prior to such merger or consolidation will not reduce the shares available for grant under the Amended 2022 Plan, but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The Amended 2022 Plan provides that the sum of any cash compensation, other compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $750,000.

Eligibility

Our directors, employees and consultants, and employees and consultants of our subsidiaries, will be eligible to receive awards under the Amended 2022 Plan; however, ISOs may only be granted to employees of us or our parent or subsidiary corporations. There are currently approximately 285 employees, 7 non-employee directors and 1 consultant eligible to receive awards under the Amended 2022 Plan.

Types of Awards

The Amended 2022 Plan provides for the grant of awards in the form of: (i) ISOs; (ii) NSOs; (iii) SARs; (iv) restricted stock; (v) RSUs; (vi) dividend equivalents; and (vii) other stock and cash-based awards.

•Stock Options and SARs. The plan administrator may determine the number of shares to be covered by each option and/or SAR, the exercise price and such other terms, conditions, and limitations, including vesting, exercise, term and forfeiture provisions, applicable to each option and/or SAR as it deems necessary or advisable. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. Options granted under the Amended 2022 Plan may be either ISOs or NSOs. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of an option or SAR is determined by the plan administrator at the time of grant but shall not be less than 100% of the fair market value, or in the case of ISOs granted to an employee who owns more than 10% of the company, 110% of the fair market value on the day of such grant. Stock options and SARs may have a maximum term of ten years, or, in the case of ISOs granted to an employee who owns more than 10% of the company, five years from the date of grant.
•Restricted Stock. Restricted stock is an award of shares of our common stock that are subject to certain vesting conditions and other restrictions that are nontransferable prior to vesting. The plan administrator may determine the terms and conditions of restricted stock awards, including the number of shares awarded, the purchase price, if any, to be paid by the recipient, the applicable vesting conditions, and any rights to acceleration thereof.
•RSUs. RSUs are contractual promises to deliver cash or shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the Amended 2022 Plan.
•Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by reference to, or otherwise based on, shares of our common stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and/or as payment in lieu of compensation to which a participant is otherwise entitled.
•Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Adjustments; Corporate Transactions

In the event of certain changes in our corporate structure, including any dividend, distribution, combination, merger, recapitalization or other corporate transaction, the plan administrator may make appropriate adjustments to the terms and conditions of outstanding awards under the Amended 2022 Plan to prevent dilution or enlargement of the benefits or intended benefits under the Amended 2022 Plan, to facilitate the transaction or event or to give effect to applicable changes in law or accounting standards. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” including stock splits, the plan administrator will make equitable adjustments to the Amended 2022 Plan and outstanding awards granted thereunder.

Effect of Non-Assumption in Change in Control

In the event a change in control (as defined under the Amended 2022 Plan) occurs and a participant’s award is not continued, converted, assumed or replaced by the Company or a successor entity with an award (which may include, without limitation, a cash based award) with substantially the same value and vesting terms that are no less favorable than those applicable to the underlying award, in each case, as of immediately prior to the change in control, and provided the participant remains continuously employed through such change in control, the award will become fully vested and exercisable, as applicable, and all forfeiture, repurchase and other restrictions on such award will lapse, in which case such award, to the extent in the money, will be cancelled upon the consummation of the change in control in exchange for the right to receive the consideration payable in the change in control.

Repricing

The plan administrator may, without shareholder approval, reduce the exercise price of any stock option or SAR, cancel any stock option or SAR with an exercise price that is less than the fair market value of a share of our common stock in exchange for cash or cancel any stock option or SAR in exchange for options, SARs or other awards with an exercise price per share that is less than the exercise price per share of the stock options or SARs for which such new stock options or SARS are exchanged.

Amendment and Termination

Our Board may amend, suspend, or terminate the Amended 2022 Plan at any time; provided that no amendment (other than an amendment that increases the number of shares reserved for issuance under the Amended 2022 Plan, is permitted by the applicable award agreement or is made pursuant to applicable law) may materially and adversely affect any outstanding awards under the Amended 2022 Plan without the affected participant’s consent. Stockholder approval will be required for any amendment to the Amended 2022 Plan to increase the aggregate number of shares of our common stock that may be issued under the Amended 2022 Plan (other than due to adjustments as a result of stock dividends, reclassifications, stock splits, consolidations or other similar corporate transactions), to the extent necessary to comply with applicable laws or for any amendment to increase the limit on the aggregate fair value of awards granted to a non-employee director during any fiscal year. An ISO may not be granted under the Amended 2022 Plan after ten (10) years from the earlier of the date the Board originally adopted the 2022 Plan or the date on which our shareholders originally approved the 2022 Plan.

Foreign Participants, Claw-Back Provisions and Transferability

The plan administrator may modify award terms, establish sub-plans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards granted under the Amended 2022 Plan are subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Awards under the Amended 2022 Plan are generally non-transferrable, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended 2022 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted an NSO under the Amended 2022 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in our common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income subject to Code limitations.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two (2) years from the date of grant and one (1) year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We and our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares subject to Code limitations.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended 2022 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We and our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the Amended 2022 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended 2022 Plan and awards granted under the Amended 2022 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from the requirements of Section 409A of the Code and the Treasury Regulations thereunder and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended 2022 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Neither our Board nor the compensation committee has made any determination to make future grants to any employees or consultants under the Amended 2022 Plan as of the date of this Proxy Statement. Therefore, it is not currently possible to determine the future benefits that will be received by such participants under the Amended 2022 Plan, or the benefits they would have received had the Amended 2022 Plan been in effect for the year ended December 31, 2024. However, our non-employee directors have historically received annual equity grants under our Non-Employee Director Compensation Program. Under our current Non-Employee Director Compensation Program, our non-employee directors receive an annual grant of RSUs with a grant date fair value of equal to $180,000, as well as initial awards and committee awards, as further described in the section entitled “2024 Director Compensation–Director Compensation Program” in this Proxy Statement.

Please refer to the 2024 Summary Compensation Table, the Outstanding Equity Awards at Fiscal Year End table and the Director Compensation table in this Proxy Statement that provide information regarding awards granted to our named executives officers and non-employee directors during fiscal year 2024.

Plan Benefits

The table below provides information regarding the number of shares of our common stock subject to equity awards granted to certain persons under the 2022 Plan from inception through April 22, 2025.

Name and Position	Restricted Stock Unit Grants (#)
Named Executive Officers:
Michael Blend, Chief Executive Officer	—
Charles Ursini, Chief Operating Officer	300,000
Tridivesh Kidambi, Chief Financial Officer	266,578
Marc Mezzacca, President, CouponFollow	—
All current executive officers, as a group	1,223,284
All current non-employee directors, as a group	1,556,033
Current director nominees:
Ryan Caswell	135,981
John Civantos	215,600
Tanmay Kumar	201,967
Each associate of any such directors, executive officers or nominees	—
Each other person who received or are to receive 5% of such options, warrants or rights	—
All employees, including all current officers who are not executive officers, as a group	8,437,117

Vote Required

In order to be approved, this proposal must be approved by the affirmative vote of a majority of the shares of common stock present in person or by proxy and cast at the Annual Meeting.

Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the 2022 Plan Amendment to the System1, Inc. 2022 Incentive Award Plan.

AMENDMENT TO THE 2022 INCENTIVE AWARD PLAN	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2022 INCENTIVE AWARD PLAN

PROPOSAL NO. 5 APPROVAL OF AN AMENDMENT TO THE 2024 STOCK APPRECIATION RIGHTS PLAN AND THE REPRICING OF CERTAIN OUTSTANDING STOCK APPRECIATION RIGHTS

✓    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE 2024 STOCK APPRECIATION RIGHTS PLAN AND THE REPRICING OF CERTAIN OUTSTANDING STOCK APPRECIATION RIGHTS.

Background

On , 2025, subject to and conditioned upon stockholder approval, our Board approved (i) an amendment to the System1, Inc. 2024 Stock Appreciation Rights Plan, as amended (as amended, the “SARs Plan”), attached to this Proxy Statement as Annex C (the “SARs Plan Amendment”), and (ii) the repricing (the “Repricing”) of certain outstanding stock appreciation rights (“SARs”) previously granted to our employees and consultants under the SARs Plan (collectively, the “SARs Plan Amendment and Repricing”), covering a total of 20,860,500 shares of our Class A common stock (such SARs, the “Eligible SARs”). The Eligible SARs were granted from June 2024 through August 2024, and currently have a per share strike price of $1.44. If the SARs Plan Amendment and the Repricing are approved by our stockholders, they will become effective on the date of such stockholder approval (i.e., on the date of the Annual Meeting).

The only change that the SARs Plan Amendment makes to the SARs Plan (if approved by our stockholders) is to reduce the dollar amount of certain “adjusted EBITDA” (as defined in the SARs Plan) vesting thresholds set forth therein. For purposes of this Proposal 5, the SARs Plan, as amended by the SARs Plan Amendment, is referred to as the “Amended SARs Plan.”

If the Repricing is approved by our stockholders, the per share strike price of each Eligible SAR will automatically be reduced to the fair market value of a share of our Class A common stock as of the date of the Annual Meeting (the “Repricing Date”).

If our stockholders do not approve the SARs Plan Amendment and Repricing, then (i) the SARs Plan will continue in full force and effect on its current terms, with the SARs Plan Amendment not being implemented, and (ii) the Repricing will not occur. However, if the stockholders do not approve the SARs Plan Amendment and Repricing, we may need to consider alternative compensation structures to achieve the objectives that the SARs Plan Amendment and Repricing were designed to achieve.

The material features of the Amended SARs Plan and Repricing are described below. The summary of the Amended SARs Plan contained in this proposal is qualified in its entirety by reference to the complete text of the SARs Plan, as amended by the SARs Plan Amendment (a copy of which is attached as Annex C to this Proxy Statement). Copies of the SARs Plan and the First Amendment thereto are attached as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the SEC on June 14, 2024 and Exhibit 10.3 to our Quarterly Report on Form 10-Q that was filed with the SEC on August 8, 2024, respectively.

Overview of SARs Plan Amendment and Repricing

SARs Plan Amendment

The SARs Plan currently provides that each award of SARs granted thereunder will vest and become exercisable if the Company attains certain adjusted EBITDA performance metrics, subject to the applicable participant’s continued service through the applicable vesting date. Specifically, the SARs subject to each award will vest in 25% increments (subject to continued service through the applicable vesting dates) upon the Company attaining adjusted EBITDA for any trailing 12-month period concluding on or after the applicable date of grant, that equals or exceeds each of (i) $50 million (“Tranche I”), (ii) $60 million (“Tranche II”), (iii) $70 million (“Tranche III”) and (iv) $80 million (“Tranche IV”). The SARs Plan Amendment, if approved by our stockholders, will provide that the adjusted EBITDA performance metrics applicable to Tranche I, Tranche II, Tranche III and Tranche IV SARs are (i) $50 million, (ii) $55 million, (iii) $60 million and (iv) $65 million, respectively.

In adopting the SARs Plan Amendment and determining the new adjusted EBITDA thresholds that would apply to awards of SARs granted under the Amended SARs Plan, our Board considered that, in light of the Company’s recent performance, three of the four adjusted EBITDA thresholds were not reasonably attainable over the next several years, which significantly diminishes the retention value of these awards and could impede the Company’s ability to retain the services of its executives and other key employees. The Board continues to believe that these adjusted EBITDA-linked Eligible SARs are an appropriate component of our performance-based compensation package and as such, we intend to continue to grant SARs under the SARs Plan to drive future performance. However, we believe it is imperative that the applicable adjusted EBITDA thresholds under the SARs Plan be set at levels that are challenging but still reasonably attainable so that the SARs awards in fact provide the originally intended retention and performance incentives. The lower adjusted EBITDA thresholds contemplated by the SARs Plan Amendment strike an appropriate balance between challenge and attainability and, as such, are expected to provide a key retention incentive to our executives and other key employees who receive awards of SARs, and incentivize them to work to grow the value of the Company.

In light of the factors described above, and the fact that providing our executives and other key employees with the ability to realize value from their equity compensation is critical to our ability to continue to attract and retain the key personnel with the requisite experience and skills we need in the competitive markets for talent in which the Company competes, our Board believes that it is reasonable and in the best interests of the Company and its stockholders to implement the SARs Plan Amendment, and thus reduce the adjusted EBITDA thresholds that apply to awards of SARs granted under the SARs Plan.

Repricing

In considering whether to implement the Repricing, our Board was particularly keen to address adverse changes in the market price of our Class A common stock that have occurred since the Eligible SARs were granted due to concerns that such adverse market price changes could materially hamper the Company’s efforts to retain the holders of the Eligible SARs. We have experienced considerable fluctuations in the value of our stock price in recent years, in part driven by market factors beyond the control of the holders of Eligible SARs, which have ultimately pushed the Eligible SARs “underwater” with strike prices significantly above the market price of our Class A common stock, making the Eligible SARs a less effective (or even potentially ineffective) means of incentivizing and retaining our executives and other key employees that hold such Eligible SARs. Although, as noted above, we continue to believe that SARs are an appropriate component of our performance-based compensation package that we intend to continue to utilize to drive future performance, the Eligible SARs that are significantly underwater are likely to be perceived by their holders as providing little or no incentive and retention value with the current strike price due to the amount by which the applicable strike price exceeds our current stock price. Our Board believes that the Repricing will restore critical incentive and retention value to the Eligible SARs, and as such, is in the best interests of the Company and its stockholders.

Prior to approving the Repricing, our Board considered the recommendation of the compensation committee, as well as several alternatives to the Repricing. These alternatives included:

•Extending an offer to exchange underwater SARs for another form of equity compensation. However, any exchange proposal would have required compliance with tender offer rules, resulting in added costs, complexities, and burdens on our capital resources.
•Issuing additional SARs or other types of equity awards. However, this approach would result in increasing our overhang of outstanding equity awards, and we believe that adjusting already outstanding SARs would better serve the interests of all of our stockholders.
•Waiting out the market volatility impacting our Class A common stock price in anticipation of a market recovery. However, we are concerned that if we do not improve the Eligible SAR holders’ prospects of receiving long-term value from their Eligible SARs, we could potentially undermine their long-term commitment to us. Failing to act to implement the Repricing could also cause us to forego an opportunity better to align the interests of executives and other key employees with the interests of our stockholders.

Our Board ultimately determined that the Repricing would be the most effective tool in obtaining our objective of realigning the interests of the Eligible SAR holders with those of our stockholders because it provides a direct and straightforward means of restoring the originally intended incentive and retention value of the Eligible SARs.

Terms of the Repricing

On the Repricing Date (if the Repricing is approved by our stockholders), each Eligible SAR that (i) is held by an employee or consultant who is employed or engaged by the Company or one of its affiliates on the Repricing Date and (ii) has a per share strike price that is greater than the closing price of a share of our Class A common stock on the Repricing Date will automatically be repriced to the closing price of a share of Class A common stock on the Repricing Date. For clarity, only current employees and consultants of the Company who hold Eligible SARs will be eligible to participate in the Repricing – Eligible SARs held by any individual who has ceased to be an employee or consultant of the Company and its affiliates (as applicable) as of the Repricing Date will not be repriced on the Repricing Date.

Except for the reduction in the strike price of the Eligible SARs, the Repricing will have no other impact on the Eligible SARs and all outstanding SARs under the SARs Plan will continue to remain outstanding in accordance with the terms and conditions set forth in the Amended SARs Plan (if approved by stockholders) and the applicable award agreements.

The following table provides information as of April 22, 2025 regarding the Eligible SARs:

	Strike Price of Eligible SARs ($)	Number of Shares Underlying Eligible SARs (#)	Weighted Average Strike Price of Eligible SARs ($)	Weighted Average Remaining Term of Eligible SARs (Years)
Executive Officers	1.44	7,150,000	1.44	4.69
Non-Executive Officer Employees	1.44	13,610,500	1.44	4.69
Consultants	1.44	100,000	1.44	4.69

In considering the recommendation of our Board with respect to the approval of the Repricing, stockholders should be aware that, as discussed above, executive officers hold Eligible SARs that will be repriced in the Repricing. The Board recognizes that approval of this proposal may benefit our executive officers and their successors.

Material Terms of the Amended SARs Plan

The principal terms and conditions of the Amended SARs Plan are summarized below.

Eligibility

Our employees, consultants and directors, and employees and consultants of our subsidiaries, will be eligible to receive awards under the Amended SARs Plan. There are currently approximately 285 employees, 7 non-employee directors and 1 consultant eligible to receive awards under the Amended SARs Plan.

Administration

The Board, or any committee to whom the Board delegates such power or authority, will serve as the plan administrator of the Amended SARs Plan, provided that, with respect to awards to non-employee directors, the Amended SARs Plan will be administered by the Board. The plan administrator has full authority to take all actions and to make all determinations required or provided for under the Amended SARs Plan and any award granted thereunder. The plan administrator also has full authority to determine who may receive awards under the Amended

SARs Plan, terms and conditions applicable to each award, the number of shares of the Company’s Class A common stock covered by each award, and to make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the Amended SARs Plan.

Share Reserve. Subject to adjustment in connection with certain changes in our corporate structure, as described below, the maximum number of shares of the Company’s Class A common stock that may be issued pursuant to awards granted under the Amended SARs Plan is 23,800,000 shares. Shares issued under the Amended SARs Plan may consist of authorized but unissued shares, shares purchased on the open market or treasury shares.

If all or any part of an award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised/settled or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for such shares or not issuing any shares covered by the award, the unused shares covered by the award will again be available for award grants under the Amended SARs Plan. However, shares delivered to the Company by a participant (whether by actual delivery, attestation or net settlement of any award) to satisfy the applicable strike price of an award and/or to satisfy any applicable tax withholding obligation with respect to an award (including shares retained by the Company from the award being exercised and/or creating the tax obligation) will not, in any case, again be available for award grants under the Amended SARs Plan. Shares subject to an award that are not issued in connection with the stock settlement of the award upon its exercise will not be added to the shares authorized for grant under the Amended SARs Plan and will not be available for future grants of awards.

For the avoidance of doubt, (i) shares subject to or delivered in respect of awards under the Amended SARs Plan will not be counted for purposes of determining the number of shares available for issuance under 2022 Plan, and (ii) shares subject to or delivered in respect of awards under the 2022 Plan will not be counted for purposes of determining the number of shares available for issuance under the Amended SARs Plan.

Awards

The Amended SARs Plan only provides for the grant of awards of SARs. Subject to the terms, conditions and limitations of the Amended SARs Plan, the plan administrator may determine the number of shares to be covered by each SAR, the strike price and such other terms and conditions applicable to each SAR as it deems necessary or advisable. SARs entitle their holder, upon exercise, to receive from the Company an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, which amount should be payable in cash, shares valued at fair market value or a combination of the two, as the plan administrator may determine or as otherwise provided in the applicable award agreement. The per share strike price of a SAR may not be less than 100% of the fair market value of the share underlying such SAR on the date of grant and the term of a SAR may not be longer than seven years.

Vesting

Under the Amended SARs Plan, each award of SARs will vest and become exercisable if the Company attains certain adjusted EBITDA performance metrics, subject to and conditioned upon the applicable participant’s continued service with the Company or its subsidiaries, as applicable, through the applicable vesting date(s). Currently, the SARs Plan provides that the SARs subject to each award will vest in 25% increments (subject to continued service) upon the Company attaining adjusted EBITDA for any trailing 12-month period concluding on or after the applicable date of grant equals or exceeds each of (i) Tranche I of $50 million, (ii) Tranche II of $60 million, (iii) Tranche III of $70 million and (iv) Tranche IV of $80 million. If the SARs Plan Amendment is approved by our stockholders, then the adjusted EBITDA performance metrics applicable to Tranche I, Tranche II, Tranche III and Tranche IV SARs will be (i) $50 million, (ii) $55 million, (iii) $60 million and (iv) $65 million, respectively.

The Amended SARs Plan provides that the actual date on which any SARs vest (each, a “vesting date”) will be the first date following the grant date on which the plan administrator certifies attainment of the applicable adjusted

EBITDA goal, which shall be within the 30-day period following the date on which the Company files its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, with the SEC with respect to which such determination has been made by the plan administrator.

As of March 31, 2025, the Company reached the Tranche 1 adjusted EBITDA performance threshold of $50 million for the trailing twelve-month period. The plan administrator has 30 days following filing of the Company's first quarter 2025 Form 10-Q with the SEC to certify the achievement of the performance conditions.

Exercise

Except as otherwise determined by the plan administrator and set forth in an award agreement, vested SARs will remain exercisable until they expire or terminate, as further described below. Unless the plan administrator otherwise determines, a SAR may not be exercised for a fraction of a share.

Termination of Service

Generally, unvested SARs will be forfeited upon a participant’s termination of service for any reason. However, if a participant incurs a termination of service for “cause,” the participant will forfeit all SARs (whether or not then-vested) upon such termination.

Expiration

Any outstanding and unvested Tranche I SARs, Tranche II SARs and Tranche III SARs subject to an award will expire and be forfeited by the applicable participant on the fourth, fifth and sixth anniversaries of the applicable date of grant, respectively. All outstanding SARs (whether or not then-vested) will expire and be forfeited by the applicable participant on the seventh anniversary of the applicable date of grant.

Adjustments; Certain Transactions

In the event of certain changes in our corporate structure, including any dividend, distribution, combination, merger, recapitalization or other corporate transaction, the plan administrator may make appropriate adjustments to the terms and conditions of outstanding awards under the Amended SARs Plan to prevent dilution or enlargement of the benefits or intended benefits under the Amended SARs Plan, to facilitate the transaction or event or to give effect to applicable changes in law or accounting standards. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” including stock splits, the plan administrator will make equitable adjustments to the Amended SARs Plan and outstanding awards granted thereunder.

Effect of Non-Assumption in Change in Control

In the event a change in control (as defined under the Amended SARs Plan) occurs and a participant’s award is not continued, converted, assumed or replaced by the Company or a successor entity with an award (which may include, without limitation, a cash based award) with substantially the same value and vesting terms that are no less favorable than those applicable to the underlying award, in each case, as of immediately prior to the change in control, and provided the participant remains continuously employed or engaged through such change in control, the award will become fully vested and exercisable and all forfeiture, repurchase and other restrictions on such award will lapse, in which case such award, to the extent in the money, will be cancelled upon the consummation of the change in control in exchange for the right to receive the consideration payable in the change in control.

Foreign Participants and Transferability

The plan administrator may modify award terms, establish sub-plans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. Awards under the Amended SARs Plan are generally non-transferrable, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

Tax Withholding

The Company and its subsidiaries have the authority to deduct and withhold from any amounts payable under the Amended SARs Plan, or any award agreement, all federal, state, local and/or foreign taxes as the plan administrator determines to be legally required pursuant to any applicable laws or regulations.

Claw-Back Provisions

All awards granted under the Amended SARs Plan (including any proceeds, gains or other economic benefits received by any participant in connection with such awards) will be subject to the provisions of the Company’s Policy for Recovery of Erroneously Awarded Compensation and any other claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with applicable laws, as and to the extent set forth in the Company’s recovery policy, such other claw-back policy or the award agreement.

Repricing

The Amended SARs Plan provides that the plan administrator may not, without the approval of the Company’s stockholders, reduce the strike price per share of outstanding SARs or cancel outstanding SARs in exchange for cash or other awards with a strike price per share that is less than the strike price per share of the original SARs.

Amendment and Termination

The Board may amend, suspend or terminate the Amended SARs Plan at any time, provided that no amendment, other than (i) as permitted by the applicable award agreement, (ii) to the extent necessary to comply with applicable laws, or (iii) an amendment to increase the share limit, may materially and adversely affect any award outstanding at the time of such amendment without the affected participant’s consent. No awards may be granted under the Amended SARs Plan during any suspension period or after the Amended SARs Plan’s termination. Awards outstanding at the time of any Amended SARs Plan suspension or termination will continue to be governed by the Amended SARs Plan and the award agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any amendment to the Amended SARs Plan (as a condition to the effectiveness of any such amendment): (i) if such amendment (x) adjusts or otherwise modifies any adjusted EBITDA dollar threshold set forth in the Amended SARs Plan (other than adjustments or modifications made in connection with certain changes in the Company’s corporate structure) or (y) extends the maximum term of exercisability of any awards that may be granted under the Amended SARs Plan, and/or (ii) to the extent necessary to comply with applicable laws.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended SARs Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

SARs. A participant who is granted an award of SARs under the SARs Plan should not recognize taxable income upon the grant of the SARs. Generally, the participant should recognize ordinary income upon exercise in an amount equal to the fair market value of the shares of the Company’s Class A common stock received or the amount of cash received (as applicable). If the SARs are settled in shares, the participant’s basis in the Class A common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of such shares on the date the SARs are exercised. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in the same amount as the participant realized as ordinary income, subject to limitations under the Code.

Section 409A of the Code. To the extent applicable, the SARs Plan and awards granted under the SARs Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from the requirements of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the SARs Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Accounting Treatment of the Repricing

We have adopted the provisions of Financial Accounting Standards Codification Topic 718 regarding accounting for share-based payments. Under Financial Accounting Standards Codification Topic 718, we will recognize any incremental compensation cost of the Eligible SARs subject to the Repricing. The incremental compensation cost will be measured as the excess, if any, of the fair value of the repriced Eligible SARs immediately following the Repricing over the fair value of the Eligible SARs immediately prior to the Repricing.

Stock Price

The closing price of the Company’s Class A common stock on the New York Stock Exchange as of , 2025, was $ per share.

New Plan Benefits

Neither our Board nor the compensation committee has made any determination to make future grants to any service providers under the Amended SARs Plan as of the date of this Proxy Statement. Therefore, it is not currently possible to determine the future benefits that will be received by such participants under the Amended SARs Plan, or the benefits they would have received had the Amended SARs Plan been in effect for the year ended December 31, 2024.

Please refer to the 2024 Summary Compensation Table, the Outstanding Equity Awards at Fiscal Year End table and the Director Compensation table in this Proxy Statement that provide information regarding awards granted to our named executives officers and non-employee directors during fiscal year 2024.

Plan Benefits

The table below provides information regarding the number of shares of our Class A common stock subject to SAR awards granted to certain persons under the SARs Plan from inception through April 22, 2025.

Name and Position	Shares Subject to SAR Awards (#)
Named Executive Officers:
Michael Blend, Chief Executive Officer	2,500,000
Charles Ursini, Chief Operating Officer	2,500,000
Tridivesh Kidambi, Chief Financial Officer	700,000
Marc Mezzacca, President, CouponFollow	—
All current executive officers, as a group	7,150,000
All current non-employee directors, as a group	—
All employees and consultants, including all current officers who are not executive officers, as a group	13,710,500
Each other person who received or are to receive 5% of such options, warrants or rights	—

Repricing Benefits

As of April April 22, 2025, 246 employees and consultants (including three named executive officers hold Eligible SARs that would benefit from the Repricing). The table below sets forth information about the Eligible SARs held by certain persons as of April April 22, 2025:

Name and Position	Number of Shares Subject to Eligible SARs (#)	Weighted Average Strike price of Eligible SARs ($)
Named Executive Officers:
Michael Blend, Chief Executive Officer	2,500,000	1.44
Charles Ursini, Chief Operating Officer	2,500,000	1.44
Tridivesh Kidambi, Chief Financial Officer	700,000	1.44
All current executive officers, as a group (6 persons)	7,150,000	1.44
All current non-executive directors, as a group (7 persons)	—	—
All current non-executive officer employees and consultants, as a group (246 persons)	13,710,500	1.44

Financial Statements

Our financial statements and other information required by Item 13(a) of Schedule 14A under the Securities Exchange Act of 1934, as amended, are incorporated by reference from our Annual Report on Form 10-K filed with the SEC on March 10, 2025.
Vote Required

In order to be approved, this proposal must be approved by the affirmative vote of a majority of the shares of common stock present in person or by proxy and cast at the Annual Meeting.

Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the SARs Plan Amendment to the System1, Inc. 2024 Stock Appreciation Rights Plan and the Repricing.

AMENDMENT TO THE 2024 STOCK APPRECIATION RIGHTS PLAN AND THE REPRICING OF CERTAIN OUTSTANDING STOCK APPRECIATION RIGHTS	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2024 STOCK APPRECIATION RIGHTS PLAN AND THE REPRICING OF CERTAIN OUTSTANDING STOCK APPRECIATION RIGHTS

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals that are intended to be presented at our 2026 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 30, 2025. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal or a nomination for director that you intend to present at our 2026 annual meeting of stockholders is not later than the close of business on the 120th day (February 9, 2026) prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty days before or sixty days after the anniversary date of the immediately preceding annual meeting, not more than the 120th day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later April 16, 2025. In connection with our annual meeting of stockholders in 2025, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.
Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 4235 Redwood Avenue, Los Angeles, California 90066. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, 4235 Redwood Avenue Los Angeles, California 90066, email our Investor Relations at ir@system1.com or call us at (310) 924-6037, and we will promptly send you what you have requested. You can also contact our Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

AVAILABLE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

OTHER MATTERS
We do not know of any business, other than as described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.
By order of the Board of Directors,

Daniel Weinrot, Corporate Secretary and General Counsel
, 2025

Annex A
SYSTEM1, INC.
PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

* * * * *

[FORM OF] CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SYSTEM1, INC.

System1, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation recommending and declaring advisable that the Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that Section 4.1 of the Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective as of [    ] p.m. Eastern Time on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[   ]*1 reverse stock split of the Corporation’s Class A Common Stock (as defined below) and Class C Common Stock (as defined below) shall become effective, pursuant to which (i) each [    ]* shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Class A Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class A Common Stock from and after the Effective Time, and (ii) each [   ]* shares of Class C Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Class C Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class C Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock and Class C Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Class A Common Stock and Class C Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Class A Common Stock or Class C Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class C Common Stock, as applicable, as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The New York Stock Exchange (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total num
*1 Shall be a whole number, which number is referred to as the “Reverse Split Factor”.

Annex A
ber of shares of Class A Common Stock or Class C Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Class A Common Stock or Class C Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Class A Common Stock or Class C Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class C Common Stock, as applicable, as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of capital stock that the Corporation shall have authority to issue is 527,100,000 shares, consisting of:

(a) 500,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”),

(b) 25,000,000 shares of Class C common stock, with the par value of $0.0001 per share (the “Class C Common Stock”),

(c) 2,000,000 shares of Class D common stock, with par value $0.0001 per share (the “Class D Common Stock”), and

(d) 100,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”).”

SECOND: That, at an annual meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD: That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [   ] on this [  ] day of [  ], 2025.

SYSTEM1, INC.

By:

Annex B
FIRST AMENDMENT TO
SYSTEM1, INC.
2022 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT (this “First Amendment”) to the System1, Inc. 2022 Incentive Award Plan is made and adopted by the Board of Directors (the “Board”) of System1, Inc., a Delaware corporation (the “Company”), on May 5, 2025, and effective as of June ___, 2025, the date of the Company’s 2025 annual meeting of stockholders (provided that it is approved by the Company’s stockholders at such meeting) (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the System1, Inc. 2022 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 10.4 of the Plan, the Board has the authority to amend the Plan from time to time, including to increase the maximum aggregate number of Shares available for issuance thereunder, subject to approval of the Company’s stockholders; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.Section 11.27 of the Plan is hereby deleted and replaced in its entirety with the following:

“11.27 “Overall Share Limit” means the sum of (a) 27,422,625 Shares and (b) an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2032, equal to the lesser of (i) a number of Shares equal to 2.5% of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board.”

2.This First Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

* * *

Annex C
SECOND AMENDMENT TO
SYSTEM1, INC.
2024 STOCK APPRECIATION RIGHTS PLAN

THIS SECOND AMENDMENT (this “Second Amendment”) to the System1, Inc. 2024 Stock Appreciation Rights Plan is made and adopted by the Board of Directors (the “Board”) of System1, Inc., a Delaware corporation (the “Company”), on May 5, 2025, and effective as of June __, 2025, the date of the Company’s 2025 annual meeting of stockholders (provided that it is approved by the Company’s stockholders at such meeting) (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the System1, Inc. 2024 Stock Appreciation Rights Plan, as amended (as amended, the “Plan”);

WHEREAS, pursuant to Section 4(d) of the Plan, the Board has the authority to amend the Plan from time to time, including to adjust or modify any Adjusted EBITDA dollar threshold set forth thereunder, subject to approval of the Company’s stockholders; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; provided, that this Second Amendment shall apply only to (i) Awards that are outstanding as of the Effective Date and held by Participants who are current Service Providers as of the Effective Date and (ii) Awards that are granted under the Plan following the Effective Date.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.Section 3(e)(i) of the Plan is hereby deleted and replaced in its entirety with the following:

“i. General. Each Award of Stock Appreciation Rights granted under the Plan shall vest and become exercisable as follows, subject to and conditioned upon the applicable Participant’s continued status as a Service Provider through the applicable Vesting Date (as defined below):
1. Twenty-five percent (25%) of the Stock Appreciation Rights subject to the Award (the “Tranche I SARs”) shall vest if the Company’s Adjusted EBITDA for any trailing twelve (12)-month period concluding on or after the applicable date of grant equals or exceeds $50,000,000;
2. Twenty-five percent (25%) of the Stock Appreciation Rights subject to the Award (the “Tranche II SARs”) shall vest if the Company’s Adjusted EBITDA for any trailing twelve (12)-month period concluding on or after the applicable date of grant equals or exceeds $55,000,000;
3. Twenty-five percent (25%) of the Stock Appreciation Rights subject to the Award (the “Tranche III SARs”) shall vest if the Company’s Adjusted EBITDA for any trailing twelve (12)-month period concluding on or after the applicable date of grant equals or exceeds $60,000,000; and
4. The remaining twenty-five percent (25%) of the Stock Appreciation Rights subject to the Award (the “Tranche IV SARs”) shall vest if the Company’s Adjusted EBITDA for any trailing twelve (12)-month period concluding on or after the applicable date of grant equals or exceeds $65,000,000.”

US-DOCS\158417264.4

Annex C
2.This Second Amendment shall apply only to (i) Awards that are outstanding as of the Effective Date and held by Participants who are current Service Providers as of the Effective Date and (ii) Awards that are granted under the Plan following the Effective Date.

3.This Second Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4.Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

* * *
US-DOCS\158417264.4